                                                                   EXHIBIT 10.2


11/09/95                                                                 8/18/89
12/05/95                                                                 8/25/92
12/18/95                                                                 4/26/95
12/26/95
12/29/95(2)
                             OFFICE/WAREHOUSE LEASE


          THIS INDENTURE of lease, dated this 29th day of December, 1995, by and between OPUS CORPORATION, a Minnesota corporation, owner of the Office/Warehouse Complex (as hereinafter defined), hereinafter referred to as "Lessor," and HUTCHINSON TECHNOLOGY, INC., a Minnesota corporation, hereinafter referred to as "Lessee."

                                   WITNESSETH:

          That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the floor plan attached hereto and made a part hereof as Exhibit A, located in the Office/Warehouse Complex known and described as Trenton Commerce Center located at 5905 Trenton Lane North, Plymouth, MN 55442. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; and the land (including all easement areas appurtenant thereto) upon which the building or buildings of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office/Warehouse Complex." Lessee shall also have the right in common with other tenants to use the sidewalks, parking lots, and driveways of the Office/Warehouse Complex for their intended purposes, subject to the provisions of Article XXV hereof.

          TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of ten (10) years, zero (0) months, commencing on the first day of April, 1996, and ending on the thirty-first day of March, 2006, unless sooner terminated, in the manner provided hereinafter, to be occupied and used by Lessee for the purposes described in Article VI and for no other purpose, subject to the covenants and agreements hereinafter contained.

ARTICLE I. BASE RENT: In consideration of the leasing aforesaid, and the other covenants of Lessor in this Lease, Lessee agrees to pay to Lessor, at NW-9832, P.O. Box 1450, Minneapolis, MN 55485 or at such other place as Lessor from time to time may designate in writing, an annual rental of Three Hundred Ninety-four Thousand Five Hundred Five and 00/100 Dollars ($394,505.00), sometimes hereinafter referred to as the "Base Rent," payable monthly, in advance, in equal installments of Thirty-two Thousand Eight Hundred Seventy-five and 42/100 Dollars ($32,875.42), commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term. If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month. If Lessee disputes that any rent claimed by Lessor is payable, Lessee may pay such rent under protest. If it is ultimately determined that Lessee was correct, an appropriate adjustment shall be made and, if not so made, Lessee may offset against other rent payable the amount improperly retained by Lessor after such determination.

ARTICLE II. ADDITIONAL RENT: In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II.

     For purposes of this Article II, the parties hereto agree upon the following definitions:

A. The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

B. The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Office/Warehouse Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes, and installments of special assessments, including interest thereon, relating to the Property and Office/Warehouse Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office/Warehouse Complex is located or any political subdivision thereof, against Lessor or all or any part of the Office/Warehouse Complex as a result of Lessor's ownership of the Property or Office/Warehouse Complex, and payable during the respective Lease Year. It shall not include any net income tax, estate tax, or inheritance tax.

C. The term "Excess Real Estate Taxes" for an applicable Lease Year shall mean the amount of Real Estate Taxes payable during such applicable Lease Year in excess of the sum of $-O-.
                             ----

D. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and Office/Warehouse Complex as reasonably determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas, and other utility charges, fuel, lighting, window washing, common area janitorial services, common area trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance of the Property and Office/Warehouse Complex (but only for the portion of their time allocable to work related to the Office/Warehouse Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and Office/Warehouse Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and Office/Warehouse Complex, all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits (but only for the portion of their time allocable to work related to the Office/Warehouse Complex), and any other expense imposed on Lessor, its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Office/Warehouse Complex, reasonable attorney's fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office/warehouse complex and not specifically set forth herein, including reasonable management fees which annual management fees shall not exceed 3.0% of gross rental income for such year (subject to Paragraph G below) and the costs of a building office/warehouse at the Office/Warehouse Complex. The term "Operating Expenses" shall not include any capital improvement to the Office/Warehouse Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, depreciation allowance or expense, nor any of the following:

     (a) Costs of Tenant Improvements for any rentable area of the Office/Warehouse Complex;

     (b) Costs of capital improvements (except as otherwise expressly provided herein) which cannot be expensed for federal income tax purposes in the year the improvement is made or placed in service;

     (c) Any expenses for repairs or maintenance which are actually covered by warranties and guarantees or would be covered by a one-year (from substantial completion) general contractor warranty against defects in materials and workmanship;

     (d) Costs otherwise includable in Operating Expenses which are reimbursed to Lessor by insurance or otherwise by third parties other than tenants, less the out-of-pocket costs of collection;

     (e) Costs otherwise included in Operating Expenses for utility or service charges for utilities or services which are provided to tenants for rentable areas other than the Premises over and above what is provided to or available to Lessee.

     (f) All amounts which would otherwise be included in Operating Expenses which are payable to subsidiaries or affiliates of Lessor, for goods or services to the extent that the costs of such goods or services exceed the reasonable fair market value thereof for comparable goods or for such services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Lessor.

     (g) Costs of correcting defects in the design or construction of the Office/Warehouse Complex or the materials used in the construction of the Office/Warehouse Complex (including but not limited to latent defects) or in the Office/Warehouse Complex equipment or appurtenances thereto owned by Lessor which Lessee does not have the right to remove upon termination of this Lease, except that, for the purposes of this subsection, conditions resulting from ordinary wear and tear and use shall not be deemed defects. For purposes of this subsection, defects in design shall mean only defects arising out of failure of the final plans and specifications to comply with good architectural or engineering practice and shall not include any defects arising out of design matters specified by Lessee or its consultants. Further, for purposes of this subsection, defects in construction shall only mean defects arising out of failure of Lessors' construction to comply with the plans and specifications.

     (h) Except for the management fee expressly provided for herein, all fees, costs and expenses for off-site management of the Office/Warehouse Complex that normally would be included in a similar management fee.

     (i) Costs relating to hazardous substances, except to the extent caused, installed, disposed of or released by Lessee, its agents, employees, contractors and invitees.

     Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Office/Warehouse Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations, or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the

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     Office/Warehouse Complex is from time to time subject in connection with operations of the Property and Office/Warehouse Complex.

E. The term "Excess Operating Expenses" shall mean the amount of Operating Expenses for any applicable Lease Year in excess of the sum of $-O-.
                                                                    ----

F. The term "Lessee's Pro Rata Share of Excess Real Estate Taxes" shall mean the "Applicable Percentage" of the Excess Real Estate Taxes for the applicable Lease Year, and the term "Lessee's Pro Rata Share of Excess Operating Expenses" shall mean the "Applicable Percentage" of the Excess Operating Expenses for the applicable Lease Year. The "Applicable Percentage" for each Lease Year shall be the percentage which the average gross area of the Premises bears to the total average gross area of the Office/Warehouse Complex for such Lease Year. Gross area of each tenant premises shall be measured to the center of demising walls and to the outside surface of exterior walls and shall include mechanical and electrical rooms outside of tenant premises having common electrical or mechanical equipment allocated to each premises on a pro rata area basis. Lessor's initial estimate of the "Applicable Percentage" is seventy-eight and 6/10ths percent (78.6%). Lessor represents that the primary building of the Office/Warehouse Complex will be approximately 100,384 gross square feet in size.

G. Anything herein to the contrary notwithstanding, it is agreed that in the event the Office/Warehouse Complex is not fully occupied during the entirety of any Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the Operating Expenses for such year by increasing those Operating Expenses which vary with occupancy so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Office/Warehouse Complex been fully occupied during such year.

     As to the Lease Year during which the term of this Lease commences, Lessor's estimated amount of Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessor's estimated amount of Lessee's Pro Rata Share of Excess Operating Expenses calculated on a full 365 day year basis and calculated (for Operating Expenses only) assuming full occupancy of the entire Office/Warehouse Complex during the entire year shall be the following sums:

     Lessee's Pro Rata Share of Excess Real Estate Taxes $19,725.25

     Lessee's Pro Rata Share of Excess Operating Expenses $55,230.70

     (Note: Taxes payable in the years 1996 and 1997 may be lower than normalized taxes because of assessment on land and/or partially completed improvements in respect to taxes payable in 1996 and/or 1997.)

     Lessor represents that, to the best of its knowledge, the only special assessments levied against the Office/Warehouse Complex are those in respect to which 1995 payable installments are shown on the tax statement for such property for taxes and assessments payable in 1995, a copy of which has been received by Lessee. Lessor further represents that the above estimate of Lessee's Pro Rata Share of Excess Real Estate Taxes for Lease Year 1996 includes Lessor's estimate of said installments payable in 1996 allocable to Lessee's Pro Rata Share of Excess Real Estate Taxes.

H. Lessor agrees that (subject to Lessor's right to contest taxes) Lessor will cause tax payments made by Lessee and other tenants to be applied to payment of the applicable taxes. If Lessor breaches its covenant to so apply tax payments from tenants and Lessee's rights in the Premises are in immediate danger of being lost or forfeited by reason of such breach, Lessee may make the required tax payment which was not paid by reason of Lessor's breach and offset such amount against the next amounts of rental otherwise due hereunder.

     If Lessor receives any refund of Real Estate Taxes with respect to any Lease Year, Lessor shall promptly refund to Lessee its equitable portion of such refund, net of direct costs of obtaining the refund.

     As to each Lease Year after the initial Lease Year, Lessor shall estimate for each such Lease Year (i) the total amount of Excess Real Estate Taxes; (ii) the total amount of Excess Operating Expenses; (iii) Lessee's Pro Rata Share of Excess Real Estate Taxes; (iv) Lessee's Pro Rata Share of Excess Operating Expenses; (v) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessee's Pro Rata Share of Excess Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises on or before December 15 of each Lease Year as to Lessor's estimate for the following Lease Year.

     Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Excess Real Estate Taxes for each Lease Year and Lessee's Pro Rata Share of Excess Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

     From time to time during any applicable Lease Year, Lessor may reestimate the amount of Excess Real Estate Taxes and Excess Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such reestimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the reestimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

     Upon completion of each Lease Year, Lessor shall cause its accountants to determine the actual amount of Excess Real Estate Taxes and Excess Operating Expenses for such Lease

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Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Excess Real Estate Taxes or its Pro Rata Share of Excess Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within thirty (30) days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Excess Real Estate Taxes or its Pro Rata Share of Excess Operating Expenses for any Lease Year, Lessor shall refund such excess along with Lessor's written certification. If Lessor fails to deliver the amount due to Lessee along with such written certification, Lessee may offset the amount thereof against the next rental payments due. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article II shall be adjusted accordingly.

     Further, Lessee shall pay, also as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office/Warehouse Complex is located or any political subdivision thereof, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income taxes of Lessor. If such tax is a progressive tax, the amount of such tax shall be calculated as though the rents or receipts of Lessor under this Lease are Lessor's sole rents or receipts.

ARTICLE III. OVERDUE AMOUNTS - RENT INDEPENDENT: Any installment of Base Rent, Additional Rent, or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of twelve percent (12%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Notwithstanding the above, Lessee shall not be liable for the first $200.00 of interest due in any Lease Year pursuant to this Article.

ARTICLE IV. POSSESSION OF PREMISES: If Lessor shall be unable to give possession of the Premises on the date of the commencement of the term because the construction of the Office/Warehouse Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date except as provided in Article XXX. Under said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier, and failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Lessee hereunder, nor shall the same be construed in any way to extend the expiration date of the term. If Lessee is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, the rent reserved herein and all covenants, agreements and

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obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to and accepted by Lessee.

     The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Office/Warehouse Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed (subject to the obligations of the respective party to repair same otherwise described herein) unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice except for latent defects not then known by Lessee.

ARTICLE V. SERVICES:

A. All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessee at the expense of Lessee.

B. Subject to Article II hereof, Lessor shall provide maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor, provided, however, Lessor shall not be liable to Lessee for the failure of any tenant, its invitees, employees, agents, and customers to abide by Lessor's designations or restrictions.

C. Lessee shall provide all cleaning and janitorial services required in respect to the Premises (including any fluorescent tube removal and disposal) and perform all routine maintenance and those repairs to the Premises which are not specifically the obligation of Lessor herein.

     No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other causes, provided in any such case it is not the result of the intentional breach by Lessor of the provisions of this Lease, shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth (except as expressly provided otherwise in Articles XLI and XXXVIII hereof). In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by laws, ordinances or regulations of governmental authority.

ARTICLE VI. USE: The Premises shall be used for office, warehouse, distribution, and manufacturing purposes (to the extent allowed by law and subject to the provisions of Articles XXV and VIII hereof), and for carrying on such activities as may be incidental thereto; provided, however, Lessee may not use or occupy the Premises, or knowingly permit the

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Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto (subject to the limitations set forth in the last sentence of Article VIII), or in any manner which would violate any certificate of occupancy or permit affecting the same, or which would cause structural injury to the Premises or which would constitute a private or public nuisance or waste, and Lessee agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

ARTICLE VII. CERTAIN RIGHTS RESERVED BY LESSOR: Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

A. To reasonably control all exterior signs on the Property, or on the exterior of the Office/Warehouse Complex and in any common corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises. (See Article XXXIII).

B. To reasonably regulate any service in or to the Office/Warehouse Complex. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Office/Warehouse Complex.

C. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Office/Warehouse Complex, or any part thereof, and to the extent reasonably necessary for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Office/Warehouse Complex and to interrupt or temporarily suspend services and facilities. (See Articles XXXVII and XVII(M)).

D. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office/Warehouse Complex and to require all such items to be moved into and out- of the Office/Warehouse Complex and the Premises only in such manner as Lessor shall reasonably direct in writing.

ARTICLE VIII. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any improvements, alterations, additions or installations (other than movable property and trade fixtures) in or to the Premises which alter the main electrical service or which alter the mechanical, structural or roofing components of the Office/Warehouse Complex (hereinafter referred to as the "Work") without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Along with any request for Lessor's consent but in any event before commencement of any work or delivery of any materials to be used in any work to the Premises or into the Office/Warehouse Complex, Lessee shall furnish Lessor with plans and specifications (as to work in respect to which plans or specifications are prepared or required by laws to be prepared), names and addresses of contractors, necessary permits and licenses. In the event that Lessee immediately prior to the work does not furnish to Lessor reasonably satisfactory evidence that the net financial worth of Lessee according to generally accepted accounting principles is greater than $20,000,000. Lessee shall also supply to Lessor prior to commencement of any work an indemnification and security in such form and amount as may be reasonably satisfactory to Lessor to assure Lessor that all payments for the alterations and improvements and also payments to avoid liens for labor, material, skill and equipment arising therefrom will be paid. Lessee shall cause all payments for the alterations and improvements to be timely paid, when due, and to be paid in such manner as to avoid liens for labor, material, skill and equipment arising therefrom. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of said improvements, alterations, additions or installations. No plans and specifications shall be required if both (a) Lessor's consent to the alterations, improvements, installations or additions is not required herein and
(b) plans and specifications and permits for the work are not required by law. Lessor shall notify Lessee within ten (10) business days after receipt of the request for consent and the required documentation of its consent or its disapproval and failure of Lessor to respond within such ten (10) business day period shall constitute approval of such submission. All Work shall be done only by contractors or mechanics reasonably acceptable to Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. Lessee shall pay the cost of all such improvements, alterations, additions or installations, and also the cost of painting, restoring, or repairing the Premises and the Office/Warehouse Complex deemed reasonably necessary by Lessor by reason of such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits and full and final waivers of liens. All work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Subject to the provisions of Article XXXVII, Lessee shall permit Lessor to inspect construction operations in connection with any work. Lessee shall not be allowed to make any alterations, modifications, improvements, additions, or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Office/Warehouse Complex. At the time of granting approval (or if approval is not required, upon written request of Lessee) for any improvements, alterations, additions or installations, including the initial Tenant Improvements, Lessor shall advise Lessee in writing whether or not it will require Lessee to remove any such improvements, additions, alterations or installations installed by Lessee in the Premises, and repair and restore any damage caused by the installation and removal of such improvements, additions or installations; provided, however, the only improvements, additions or installations which Lessee shall remove shall be those specified. At the time approval is requested or granted or at the time Lessee requests Lessor to make a designation pursuant to the provisions hereof, as to any specific change or alteration, Lessor shall designate which portion of such change or alteration shall be removed, repaired and restored at termination of this Lease and which portion may be surrendered at termination of this Lease without removal, repair and restoration and Lessor shall not be arbitrary or capricious in respect to any such designation. If no designation is made at the time approval or designation is requested or granted, Lessee shall not be required to remove and shall not remove the items covered by such request or grant, all except as otherwise provided herein. Further, in respect to items as to which no specific written approval is requested or granted, Lessor may require, upon termination of this Lease, the removal (and repair of resulting damage) of any such applicable improvement, alteration, addition or installation installed in the Premises. Lessee shall in no event remove any Tenant Improvements described on Exhibit K attached hereto, unless specifically designated for removal in accordance with the above provisions. Lessee shall remove prior to termination of this Lease all items so designated by Lessor for removal. Subject to the above provisions relating to the Exhibit K items, Lessee may remove movable trade fixtures and other process equipment specific to its business, however affixed. With respect to any removed items, Lessee shall terminate and cap all electrical and other utility lines in accordance with legal requirements and good practice. If any items involving roof penetrations are removed, Lessee shall restore the affected area of the roof to a condition comparable to the balance of the roof, taking such reasonable steps as may be necessary to maintain any applicable roof warranty. Lessee shall be obligated to restore voids or holes in exterior walls and concrete floors, including holes in precast walls. Notwithstanding the foregoing provisions of this Article VIII, however, Lessee shall not be required to remove any of the following:

     (i)       Improvements shown on Exhibit K-1 attached hereto.

     (ii) Anchoring holes and devices in the floor or walls of the manufacturing or warehouse areas of the Premises so long as any anchoring devices are cut off flush with the floor or wall surface.

     (iii) Improvements which Lessor in its reasonable discretion determines will not have any adverse effect upon subsequent tenancies in the Premises or Lessor's ability to lease such space.

Lessee shall not make any alterations to the Premises which would require parking spaces in respect to the Premises in excess of the limited spaces to be
provided by Lessor pursuant to the provisions of Article XXV hereof.   Lessee
shall be responsible for the making of all improvements required by law which arise out of Lessee's use, occupancy or alterations of the Premises and which would not be required for use of all of the rentable areas of the Office/Warehouse Complex irrespective of specific use or occupancy. Subject to the provisions of Article II, Lessor shall be responsible for the making of those improvements to the Premises and Office/Warehouse Complex required by law not caused by Lessee's breach of Lessee's obligations under this Lease but only those which both (a) do not arise out of Lessee's use, occupancy or alterations of the Premises and/or Office/Warehouse Complex and (b) would be required for use of all of the rentable area of the Office/Warehouse Complex irrespective of specific use or occupancy.

ARTICLE IX. REPAIRS: Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Office/Warehouse Complex, throw foreign substances in the plumbing facilities. Notwithstanding the releases set forth in
Article X hereof, all uninsured damage or injury to the Premises, or to the Office/Warehouse Complex caused by Lessee moving furniture, fixtures, equipment, or other devices in or out of the

Premises or Office/Warehouse Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other wrongful act of Lessee, its servants, contractors, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense to the reasonable satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work.

     Lessor or its employees, or agents, shall have the right to enter the Premises at any reasonable time or times (subject to the provisions of Article XXXVII hereof) for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, alterations or improvements which are the obligation of Lessee.

     Upon the request of either party, Lessor and Lessee agree to meet at the Premises immediately prior to Lessor's vacation of the Premises for a joint inspection of the Premises.

ARTICLE X. INSURANCE: Lessor shall keep the Office/Warehouse Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

(a)       loss or damage from fire and extended coverage risks; and

(b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office/Warehouse Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Lessor, providing such additional coverage is obtainable and providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office/Warehouse Complex.

     If Lessor desires to carry rent insurance, Operating Expenses for rent insurance shall include no more than the premiums for one (1) year of rent loss coverage. Lessor agrees that such policy or policies of insurance shall contain a waiver of subrogation clause as to Lessee and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction or loss of use of the Office/Warehouse Complex or Lessor's business therein occasioned by fire or other cause, which such claim or demand may arise because of the negligence or fault of Lessee, its agents, employees, customers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss; provided, however, Lessor does not release or waive any rights against Lessee, or discharge Lessee from any claims, losses or expenses arising out of violations by Lessee or its agents, contractors, or employees of any environmental covenant herein or of any laws relating to the environment or hazardous materials.

     Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon, or about the Premises insured for the benefit of Lessee in an amount and with coverages as Lessee shall deem appropriate.

     Lessee agrees that any such policy or policies of insurance shall contain a waiver of subrogation clause as to Lessor and Lessee waives, releases and discharges Lessor from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction or loss of use of the machinery, equipment, furniture, fixtures, personal property, property under Lessee's care, custody, and control and business of Lessee occasioned by fire or other cause, whether such claim or demand may arise because of the negligence or fault of Lessor, its agents, employees, subcontractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

     Lessor shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office/Warehouse Complex, such insurance to afford protection to Lessor and its managing agent.

     Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than Three Million and 00/100 Dollars ($3,000,000.00) single limit coverage on an occurrence basis. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Lessor that the premium thereon has been paid. At such time as insurance limits required of tenants in Office/Warehouse buildings in the area in which the Office/Warehouse Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor as to matters in the Premises not caused by Lessor.

     Subject to the releases provided for herein, Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office/Warehouse Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

     Subject to the releases and other indemnities provided for herein, Lessor agrees to indemnify and save Lessee harmless against and from any and all third party (other than Lessee's affiliates') claims, loss, damage or expense arising out of bodily injury or property damage by or on behalf of any person or persons, firm or firms, corporation or corporations, other than Lessee or its affiliates, subtenants, assigns, or employees, arising from any act or negligence or misconduct on the part of Lessor or its agents, employees, servants, or contractors or arising from any accident, injury or damage to the extent caused by Lessor, its agents and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office/Warehouse Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessee.

     Lessee agrees, to the extent not expressly prohibited by law, that Lessor, its agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Office/Warehouse Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office/Warehouse Complex, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Lessor, its agents, employees or servants, or any tenant or occupant of the Building or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office/Warehouse Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature. The waiver in this paragraph shall not apply to damage caused by the failure of Lessor to make repairs in accordance with the requirements of this Lease within a reasonable time after written notice from Lessee of the need for such repairs, but in no event shall this exclusion apply to damage arising out of casualty or condemnation.

     Anything herein to the contrary notwithstanding, in the event any damage to the Office/Warehouse Complex results from any act or omission of Lessee, its agents, employees or invitees, and all or any portion of Lessor's loss is "deductible," Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $2,500 per event). All property on the Premises belonging to Lessee, its agents, employees, invitees or otherwise located at the Premises and under the care, custody, or control of Lessee or permitted by Lessee to be located thereon, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof and Lessee agrees to defend and hold Lessor, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

ARTICLE XI. ASSIGNMENT AND SUBLETTING: Lessee shall not, without the prior written consent of Lessor, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Except in the case of a transfer permitted pursuant and subject to the provisions of Article XXXIV, Lessee shall, by notice in writing, advise Lessor of its intention from, on and after a stated date (which shall not be less than thirty [30] days after date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice.

     Upon receiving Lessee's notice with respect to any such space, Lessor will not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice.

     Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree in a form reasonably satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (other than rent) to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article as to any subsequent assignment or subletting.

     Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article XI shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorney's fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

     Notwithstanding anything to the contrary in this Lease, but subject to the provisions of Article XXXIV, Lessee shall not assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office/Warehouse Complex. Further, Lessor agrees that it will permit any tenant of other space in the Office/Warehouse Complex to sublet its space to Lessee subject to requirements in regard to subletting (other than consent) similar to the requirements in regard to subletting contained in this Lease.

ARTICLE XII. DAMAGE BY FIRE OR OTHER CASUALTY: If fire or other casualty shall render the whole or any material portion of the Premises untenantable, whether directly, or indirectly (by reason of governmental order or regulation), and the Premises can reasonably be expected to be made tenantable within two hundred seventy (270) days from the date of such event, then Lessor shall repair and restore the Premises and the Office/Warehouse Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such two hundred seventy (270) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Office/Warehouse Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed. Lessor shall have no obligation to repair or restore any property of Lessee.

     If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within two hundred seventy (270) days from the date of such event or if during the last eighteen (18) months of the term (as it may theretofore have been extended or as it may have been extended within 10 days after the date of the damage or destruction) fire or other casualty shall cause an estimated damage to the Premises in excess of $500,000 or damage occurs to the Premises which makes a material amount of the Premises untenantable which damage is reasonably expected to take more than sixty (60) days to repair to a condition of tenantability, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice, an appropriate refund of prepaid rent based upon pro rata abatement for the portion of the Premises which is untenantable from the date of casualty until the date of termination shall be made by Lessor to Lessee.

     If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within two hundred seventy (270) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein, then Lessor shall repair and restore the Premises and the Office/Warehouse Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee at Lessee's expense.

     In the event of a termination of this Lease pursuant to this Article, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

     If fire or other casualty shall render the whole or any material part of the Premises untenantable and irrespective of whether the Premises can reasonably be expected to be made tenantable within two hundred seventy (270) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein and if Lessor commences to repair and restore the Premises and the Office/Warehouse Complex and Lessor fails to complete the restoration required of Lessor herein on or before the date three hundred (300) days after the date of such event, then Lessee may terminate this Lease by written notice to Lessor given within ten (10) days subsequent to the end of such 300-day period. Notwithstanding the above, the 300-day period provided for herein shall be extended for the period that Lessor is unable to complete the restoration by reason of fire, strike, shortages of fuel or materials, action or inaction of public or private utilities or suppliers to such public or private utilities, action or inaction of Lessee, and other causes beyond Lessor's reasonable control. Further, in the event Lessor commences any restoration, Lessee shall avoid interference with the restoration process to the extent reasonable and practicable so as not to impede or delay the progress of the completion of the restoration work.

ARTICLE XIII. EMINENT DOMAIN: If the whole of or any substantial part of the Premises or Lessee's parking area is taken or access on the property to the Premises is made materially more difficult by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Lessee's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor its interest, if any, in said award. In the event that fifty percent (50%) or more of the building area of the Office/Warehouse Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee, mailed within sixty (60) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee.

     Anything in this Article XIII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold. Anything in this Article XIII to the contrary notwithstanding, in the event of a partial condemnation of the Office/Warehouse Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Office/Warehouse Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

ARTICLE XIV. SURRENDER OF PREMISES: On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property which Lessee has an obligation to remove from the Premises upon termination of this Lease and to cause its transportation and storage for Lessee's benefit, all at the sole cost and risk of Lessee and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all costs and expenses of such removal, transportation and storage. Lessee shall leave the Premises in good order, condition and repair (subject to the provisions of Article XXXVIII and subject to Lessor's obligations herein to make repairs), reasonable wear and tear and damage from fire and other casualty excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair, subject to the provisions of Article VIII and subject to the provisions of Article XXXVIII and Lessor's obligations herein to make repairs. Subject to the provisions of Article VIII, all alterations, additions and fixtures, other than Lessee's trade fixtures and equipment, which have been made or installed by either Lessor or Lessee upon the Premises, shall be and remain the property of Lessor and shall be surrendered with the Premises as a part thereof except as otherwise provided herein. If the Premises be not surrendered at the end of the term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of combinations on any vaults, locks and safes left on the Premises.

     In the event Lessee remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Lessor's written consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to the Base Rent agreed to by Lessor in connection with such consent and if no Base Rent is agreed to in connection with such consent, at the last Base Rent payable by Lessee herein, absent temporary abatements. In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy an amount equal to 125% of the Base Rent and Additional Rent (on a daily basis) then currently being charged by Lessor on new leases for space similar to the Premises.

ARTICLE XV. DEFAULT OF LESSEE: All rights and remedies of Lessor herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach or threatened breach of Lessee of any provision of this Lease. The failure of Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Lessor of rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such rent paid) shall not be deemed a waiver of such breach, and no waiver by Lessor of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies in this Lease provided, Lessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

     Subject to laws relating to bankruptcy, if, during the term of this Lease or any renewal term, (i) the then Lessee shall make an assignment for the benefit of creditors, or (ii) a voluntary petition be filed by Lessee under any law having for its purpose the adjudication of Lessee a bankrupt, or Lessee be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, or (iii) a receiver be appointed for the property of Lessee by reason of the insolvency of Lessee, or (iv) any department of the State or Federal government, or any officer thereof, duly authorized, shall take possession of the business or property of Lessee by reason of the insolvency of Lessee, the occurrence of any of such contingencies shall be deemed a breach of this Lease and this Lease shall ipso facto upon the happening of any of said contingencies be terminated and the same shall expire as fully and completely as if the day fixed for the expiration of the initial term of this Lease or any renewal term, as the case may be, had occurred, and Lessee will then quit and surrender the Premises, but Lessee shall remain liable as hereinafter provided.

     If, during the initial term of this Lease or any renewal term, (i) Lessee shall default in fulfilling any of the covenants, obligations, or agreements of this Lease (other than the covenants for the payment of rent payable by Lessee hereunder), or (ii) this Lease, without the prior written consent of Lessor and in violation of the express provisions hereof shall be assigned, pledged, mortgaged, transferred, or sublet in any manner, Lessor may give Lessee notice of such default or the happening of any contingency in this paragraph referred to and, if at the expiration of thirty (30) days after service of such notice the default or contingency upon which said notice was based shall continue to exist, or in the event of a default or contingency which cannot with due diligence be cured within a period of thirty (30) days, if Lessee fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with diligence within thirty [30] days, the time within which Lessee is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), Lessor, at its option, may terminate this Lease and upon such termination Lessee will quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided.

     If Lessee defaults in any payment of the rent expressly reserved hereunder, or any part of the same and such default shall continue for ten (10) days after written notice thereof by Lessor, or if Lessee shall make default in the payment of any item or any charge required to be paid by Lessee hereunder, or any part of the same and such default shall continue for ten (10) days after written notice thereof by Lessor, Lessor or Lessor's agent or servant may immediately or at any time thereafter terminate this Lease, and upon such termination for failure to pay such rent, item, or charge, or if this Lease shall terminate by reason of the insolvency of Lessee, as set forth above, Lessor or Lessor's agent or servant may re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law only, without being liable to indictment, prosecution, or damage therefor and repossess and enjoy the Premises, together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by Lessee during the full term of this Lease. Upon termination of this Lease or expiration of Lessee's right to occupy the Premises, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this Lease on the part of Lessee, Lessor may, at its option, at any time and from time to time relet the Premises or any part or parts thereof, for the account of Lessee or otherwise, and receive and collect the rent therefor, applying the same first to the payment of such expenses as Lessor may have incurred in recovering possession of the Premises, including attorney's fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Lessor deems necessary or desirable and all other expenses, commissions and charges paid, assumed or incurred by Lessor in or about reletting the Premises and then to the fulfillment of the covenants of Lessee hereunder. Any such reletting herein provided for may be for the remainder of the initial term or any renewal term of this Lease, as originally granted, or for a longer or shorter period; Lessor shall have the right to change the character and use made of the Premises, and Lessor shall not be required to accept any substitute tenant offered by Lessee or to observe any instructions given by Lessee about reletting. In any such case, and whether or not the Premises or any part thereof be relet, Lessee shall pay to Lessor the Base Rent and all Additional Rent and other charges required to be paid by Lessee up to the later of the time of such termination of the Lease or of such recovery of possession of the Premises by Lessor, as the case may be, and thereafter, except in a case in which liability of Lessee as hereinafter provided, arises by reason of the happening of the insolvency of Lessee, Lessee covenants and agrees, if required by Lessor, to pay to Lessor (monthly) until the end of the initial term of this Lease, and/or any renewal term, as the case may be, the equivalent of the amount of all rent reserved hereunder, and all other charges required to be paid by Lessee, less the net proceeds of reletting, if any. Lessor shall have the election in place of and instead of holding Lessee so liable for subsequent periods forthwith to recover against Lessee as damages for loss of the bargain and not as a penalty, an aggregate sum which at such time represents the then net present worth of the excess, if any, of the aggregate of the rent and all other charges payable by Lessee hereunder that would have accrued for the balance of the initial term, and/or any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of such term. In the computation of present worth, a discount rate equal to the then current yield on U.S. government bonds having a remaining term equal to the unexpired portion of this Lease shall be employed.

     If this Lease shall terminate by reason of the bankruptcy or insolvency of Lessee, as above set forth, Lessor shall also be entitled, notwithstanding any other provisions of this Lease or any present or future law, to recover from Lessee or Lessee's estate (in lieu of the equivalent of the amount of all rent unpaid at the time of such termination) as damages for loss of the bargain, and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the then present worth of the aggregate of the rent and other charges payable by Lessee hereunder that would have accrued for the balance of the initial term and any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the Premises for the balance of the initial term and any renewal term, as the case may be, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved. In such case, Lessor shall be entitled to prove, as and for liquidated damages, by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under such statute or rule of law. Nothing herein contained shall limit or prejudice Lessor's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the then net present worth of the rent and all other charges reserved herein over the then net present worth of the fair market rents and all other charges referred to above.

ARTICLE XVI. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Office/Warehouse Complex, the Property, or any portion thereof by Lessor, its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases, or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. No subordination provided for herein shall be effective unless the holder of the applicable mortgage, ground lease, or deed of trust agrees in an instrument reasonably acceptable to Lessee that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and the payment of other charges to be paid by Lessee under this Lease, and the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee, or their successors or assigns shall be interfered with. By way of example and not by way of limitation, the sample "Non-disturbance, Subordination, and Attornment Agreement attached hereto as Exhibit G is deemed approved by Lessee. Lessor warrants that no mortgage or other lien for financing encumbers the Premises as of the date hereof.

     Notwithstanding anything hereinabove contained in this Article XVI, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notify Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease and Lessee shall execute such attornment agreement as may be reasonably requested by said holder.

     Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by way of a notice of assignment of lease or otherwise) of its address and such notice expressly requests Lessee to give the notices provided for in this paragraph, Lessee shall give such mortgagee, ground lessor or trust deed holder, or other secured party ("Mortgagee") simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default. Lessor hereby authorizes Lessee to give the Mortgagee such notice without liability of any nature whatsoever for doing so.

ARTICLE XVII. MISCELLANEOUS:

A. Lessee represents and warrants to Lessor that Lessee has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Lease Agreement or the transactions contemplated hereby and Lessee agrees to indemnify, defend and hold Lessor harmless against and in respect of any such obligation and liability based in any way upon agreements, arrangements or understandings made or claimed to have been made by Lessee with any third person. Lessor hereby agrees to indemnify and defend Lessee against any claim for commission which is due and payable to any broker on the transaction contemplated hereby arising out of any agreements or understandings made or claimed to have been made by Lessor with any third party. In respect to any claim indemnified against herein, the indemnifying party shall be given prompt notice of such claims and opportunity to defend with counsel of its selection. Notwithstanding anything herein to the contrary, Lessor shall pay the commission payable pursuant to written commitments by Lessor to CB Commercial Group, Inc., and Towle Real Estate acting through Mark Kolsrud.

B. Lessee and Lessor agree from time to time upon not less than ten (1O) days prior written request by the other to deliver to the other a statement in writing certifying that to the best of the knowledge of the certifying party (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the date to which the rent and other charges have been paid; (iii) Lessor or Lessee, as the case may be, is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other matters as may be reasonably requested by Lessor, Lessee, or any Mortgagee or prospective purchaser of the Office/Warehouse Complex.

C. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid, or by an independent overnight courier service, addressed as follows:

     (i)       If addressed to Lessee:

               Hutchinson Technology, Inc.
               40 West Highland Park
               Hutchinson, MN 55350
               Attn: William Craig

               with a copy to:

               Hutchinson Technology, Inc.
               5905-1 Trenton Lane North
               Plymouth, MN 55442

               or at such other address as Lessee may hereafter designate by written notice to Lessor, in which case said notice shall be effective at the time of mailing such notice, except notice of default shall be effective upon receipt.

     (ii)      If addressed to Lessor:

               Opus Corporation
               800 Opus Center
               9900 Bren Road East
               Minnetonka, MN 55343
               Attn: Law Department

               or at such other address as Lessor may hereafter designate by written notice to Lessee, in which case said notice shall be effective at the time of mailing such notice, except notice of default shall be effective upon receipt.

D. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

E. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease.

F. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor, its successors and assigns, and Lessee and its permitted successors and assigns.

G. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

H. Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Office/Warehouse Complex and Lessee further covenants that it will not abandon the Premises during the term of this Lease.

I. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Office/Warehouse Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be thereafter performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

     In the event of a sale or conveyance by Lessor of the Office/Warehouse Complex or any part of the Office/Warehouse Complex, the same shall operate to release Lessor from any liability thereafter accruing upon any of the covenants or conditions herein contained, but only if the transferee assumes all obligation of Lessor under this Lease thereafter accruing and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only as to liability accruing during the period that it is the owner of Lessor's interest in and to this Lease. Any transfer shall be subject to those limited rights of setoff expressly provided herein.

J. The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

K. All preliminary negotiations are merged into and incorporated in this Lease.

L. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

M. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Office/Warehouse Complex, subject to the rights of Lessee in the Premises, and Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office/Warehouse Complex and the other tenancies, premises and buildings included in the Office/Warehouse Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office/Warehouse Complex, and to change the name, address, number or designation by which the Office/Warehouse Complex is commonly known. Lessor shall not be permitted to modify or alter the Office/Warehouse Complex if such modification or alteration would materially adversely affect Lessee's access to or right to utilize the Premises as granted in this Lease. No implied easements are granted by this Lease. Lessor shall in no event be liable for any lack of security in respect to the Office/Warehouse Complex.

N. Subject to the provisions of Articles XXXVII and XVII(M), Lessee shall permit Lessor to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem reasonably necessary for the proper operation and maintenance of the Office/Warehouse Complex. In connection therewith, to the extent work is required within the Premises or to the extent work at the Office/Warehouse Complex would materially adversely affect operations within the Premises, Lessee may, at its election which shall be exercised within a time as reasonably required by Lessor, perform the work in accordance with plans, specifications, and other reasonable requirements of Lessor, and shall comply with reasonable schedules established by Lessor. Lessor shall consult with Lessee as to such matters and Lessor shall modify its plans, specifications or schedules as reasonably requested by Lessee so long as Lessor's needs and schedules can be accommodated. Lessor shall reimburse Lessee for Lessee's direct costs of performing such work; provided, however, if such work is not for the exclusive use of another tenant, Lessee shall pay the extra costs arising out of performance of the work in the manner desired by Lessee as opposed to the costs which would have been incurred if Lessor had performed the work and was not restricted by Lessee's requested modifications in respect to the design, timing or methods of performance.

0. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

P. Lessee shall perform, observe and comply with the Building Rules and Regulations of the Office/Warehouse Complex attached hereto as Exhibit B and made a part hereof, with respect to the safety, care and cleanliness of the Premises and the Office/Warehouse Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe, and comply with any reasonable changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Office/Warehouse Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Office/Warehouse Complex to comply with such Building Rules and Regulations. Lessor shall not enforce such Building Rules and Regulations more stringently against Lessee than against other tenants in the Office/Warehouse Complex.

Q. All rights and occupancy of Lessee herein shall be subject to all governmental laws, ordinances and regulations, and subject to the provisions of Article VIII Lessee shall comply with the same.

R. All obligations of Lessor and Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

S. Lessee agrees to look solely to Lessor in the Office/Warehouse Complex for the recovery of any judgment from Lessor, it being agreed that Lessor's partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

T. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

U. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

ARTICLE XVIII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within thirty (30) days after delivery to Lessee by Lessor of a reasonably detailed statement and explanation in writing setting forth the amount of such taxes reasonably applicable to Lessee's personal property.

ARTICLE XIX. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:


     1.   Floor Plan - Exhibit A.
     2.   Building Rules and Regulations - Exhibit B.
     3.   Rider to Lease - Exhibit C.
     4.   List of Base Building Outline Plans - Exhibit D.
     5.   List of Base Building Outline Specifications - Exhibit E.
     6.   Lessor's Tenant Sign Criteria - Exhibit F.
     7. Non-disturbance, Subordination, and Attornment Agreement (Sample) - Exhibit G.
     8.   (Deleted by Intent of the Parties)
     9.   Cost of the Work Definitions - Exhibits I and I-1.
     10.  Bidding Process - Exhibit I-2.
     11.  Improvements to be Constructed by Lessee - Exhibit J.
     12.  Items Not to be Removed by Lessor - Exhibit K.
     13.  Scope of Initial Offices for purposes of Article VIII (Exhibit K-1).

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


OPUS CORPORATION (Lessor)               HUTCHINSON TECHNOLOGY, INC.
                                        (Lessee)


By  /s/ James B. Heller                 By   /s/ Richard Myers
    -----------------------                  ----------------------
Its V.P. Gen. Mgr.                      Its  V.P. Administration
    ----------------------                   ----------------------

                                   EXHIBIT A


                     [TRENTON COMMERCE CENTER FLOOR PLAN]


Initials:
- --------

Lessor /s/ J.H.
       -------------

Lessee /s/ R.M.
       -------------

                                    EXHIBIT B
                         BUILDING RULES AND REGULATIONS

     1.   (Deleted by Intent of the Parties)

     2. No awning or other projection shall be attached to the outside walls of the Office/Warehouse Complex. No curtains, blinds, shades or screens visible from the exterior of the Office/Warehouse Complex or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Lessor, which shall not unreasonably be withheld.

     3. Lessee, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Office/Warehouse Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Office/Warehouse Complex corridors or from the exterior of the Office/Warehouse Complex and will promptly remove any such objects upon notice from Lessor.

     4. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors which would constitute a nuisance or otherwise cause a violation of law or another tenant's right of quiet enjoyment, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Office/Warehouse Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Office/Warehouse Complex except as expressly permitted in this Lease.

     5. Lessee shall not allow the pipes and equipment within the Premises to freeze.

     6. Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

     7. Except in a manner not in violation of the express provisions of this Lease relating to Hazardous Materials, in no event shall Lessee bring into the Office/Warehouse Complex inflammables, such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Office/Warehouse Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

     8. Subject to the provisions of Article VIII, Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules relating to Lessee's use and occupancy of the Premises and the Office/Warehouse Complex and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing.

     9. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office/Warehouse Complex or its desirability as an office/warehouse complex for office/warehouse use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

     10. The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

     11. Lessee and Lessee's servants, employees, agents, visitors and licensees shall observe the foregoing rules and regulations and such other and further reasonable appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

     12. Upon termination of this Lease or of Lessee's possession, Lessee shall surrender all keys of the Premises and shall explain to Lessor all combination locks on safes, cabinets and vaults.

     13. Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

     14. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     15.  Lessee shall not overload any utilities serving the Premises.

     16. No bicycle or other vehicle, and no dog or other animal (other than seeing eye dogs or dogs to assist the disabled) shall be allowed in the Premises.

     17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes.

     18. All safes, equipment or other heavy articles shall be carried in or out of the Premises only in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Lessee in a manner which will not interfere with or cause damage to the Premises or the Office/Warehouse Complex in which they are located, or to the other tenants or occupants of said Office/Warehouse Complex.

     19. Canvassing, soliciting, and peddling in or about the Office/Warehouse Complex is prohibited and each Lessee shall cooperate to prevent the same.

     20. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee and Lessee's employees, agents, invitees, visitors and contractors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor and Lessor's agents, employees, and contractors.

     21. Lessor shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same, subject to the provisions of Article XXXVII hereof.

     22. Subject to the provisions of Article XXXVII hereof, Lessor shall have the right to enter the Premises at hours convenient to Lessee for the purpose of exhibiting the same to prospective tenants within the one year period prior to the expiration of this Lease, and may place signs advertising the Premises for rent on the exterior of said Premises at any time within said one year period.

     23. Lessee, its servants, employees, customers, invitees and guests shall, when using the parking facilities, if any, in and around the Office/Warehouse Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines and comply with the parking restrictions provided for herein. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. To the extent allowed by law, vehicles otherwise permitted herein may be parked by Lessee overnight but Lessee shall cause such vehicles to be moved upon notice from Lessor if reasonably necessary for snow removal or for maintenance, repair, or replacement of the parking facilities.

     24. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Office/Warehouse Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Office/Warehouse Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Office/Warehouse Complex of any person.

     25. All entrance doors to the Premises shall be locked when the Premises are not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Office/Warehouse Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

     26. Lessor reserves the right at any time and from time to time to rescind, alter (subject to the provisions of Paragraph XVII(P) of this Lease) or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for reasonable operation of the Office/Warehouse Complex or for the best interest of the tenants of the Office/Warehouse Complex.


                                                            Initials:
                                                            ---------

                                                            Lessor /s/  J.H.
                                                                   ----------

                                                            Lessee /s/  R.M.
                                                                   ----------

                                    EXHIBIT C

                        RIDER TO OFFICE/WAREHOUSE LEASE


ARTICLE XX. LOCK BOX: Lessor may from time to time designate a lock box collection agent for the collection of rents or other charges due Lessor. In such event, the payment made by Lessee to the lock box shall be deemed to have been made by Lessee as of the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purpose of this Lease, no such payment or collection shall be deemed a waiver by Lessor of any breach by Lessee of any term, covenant or condition of this Lease nor a waiver of any of Lessor's rights or remedies and any payments of amounts other than that deemed due and proper by Lessor shall not prejudice Lessor in any manner nor constitute a waiver and Lessor shall hereby be authorized to retain the proceeds of any payments by Lessee, whether restrictively endorsed or otherwise, and apply same to the amounts due and payable from Lessee under this Lease without waiver.

ARTICLE XXI. PRIOR PROPOSALS: All prior proposals between Lessor and Lessee in connection with this Lease are hereby terminated.

ARTICLE XXII. UTILITIES: Notwithstanding anything contained in Article II ("Additional Rent") hereof to the contrary, all electricity and gas used in the Premises shall be separately metered and paid for directly by Lessee upon receipt of invoice from the applicable utility. Further, the cost of all electricity and gas used in all areas of the Office/Warehouse Complex rented to tenants shall not be included in "Operating Expenses"; provided, however, the cost of all other electricity and gas, including, but not limited to, electricity for building systems, building equipment and lighting for common areas, shall be included in "Operating Expenses." Lessee agrees to refrain from overloading the electrical system designed for the Premises. All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessee at the expense of Lessee.

Notwithstanding the foregoing, in the event that a utility to be separately metered is actually metered over an area other than only the Premises, Lessor shall make an appropriate equitable adjustment and Lessee shall pay its share as so equitably and reasonably determined by Lessor. Should any such allocation be or become unfair or unreasonable to Lessor or Lessee by reason of part of the Office/Warehouse Complex which is served by said utility meter being or becoming vacant or by reason of disproportionate use by the applicable tenants or the fact that part of the Office/Warehouse Complex which is served by such meter is being utilized at other than normal business hours or otherwise, Lessor shall reasonably apportion such utility charges to Lessee and to other areas of the Office/Warehouse Complex served through such meter, which apportionment shall then become the basis for charges to be paid by Lessee.

Further, if costs of utilities (such as water) which are part of Operating Expenses are used in a disproportionate manner by the various tenants in the Office/Warehouse Complex, an equitable adjustment shall be made by Lessor in accordance with Lessor's reasonable determination to equitably allocate such costs in accordance with estimated usage.

ARTICLE XXIII. HAZARDOUS MATERIALS: Lessee shall not bring any materials onto the Property or allow under its authority any materials to be brought onto the Property which are so-called "Hazardous Waste" or "Hazardous Materials" under federal or state environmental laws or which would subject Lessor or Lessee to liability for clean-up or other damages if such were spilled, released or disposed of (through storm sewers or otherwise) on the Property except for chemicals used by Lessee in accordance with law and in the ordinary course of Lessee's business and kept in legal and proper containers. To the best of Lessor's knowledge, the Property does not currently contain any "Hazardous Waste" or "Hazardous Materials" as described above.

     Lessee shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

     Lessee shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, prior to termination of this Lease, Lessee shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are solely the responsibility of Lessee. Upon expiration or earlier termination of this Lease, Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance with and in complete compliance with all applicable Hazardous Materials Laws. Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or in any Improvement situated on the Land, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Improvements on the Land without first notifying Lessor of Lessee's intention to do so and affording Lessor reasonable opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interest with respect thereto. In addition, at Lessor's request, Lessee shall remove all tanks or fixtures which contain or contained or are contaminated with Hazardous Materials.

     If Lessor has reason to believe that unauthorized Hazardous Materials may exist on or in respect to the Premises, or that Hazardous Materials may have been spilled or disposed of or treated or handled in violation of the provisions hereof, Lessor shall have the right to require Lessee to undertake and submit to Lessor an environmental audit from an environmental company reasonably acceptable to Lessor, which audit shall evidence Lessee's compliance with this provision. Lessor may, at its expense, commission an environmental audit of the Premises at any time after prior written notice to Lessee. Lessor shall deliver copies of any resulting reports to Lessee.

     Lessee's obligations under this Article XXII shall only apply to Hazardous Materials brought onto or permitted to be brought onto the Office/Warehouse Complex by Lessee, its agents, employees, or contractors.

     Lessor represents and warrants that to the best of its knowledge no Hazardous Materials are present in, on or under the Office/Warehouse Complex as of the date hereof, all except as may be disclosed or referred to in the environmental report entitled Phase I Environmental Assessment dated April 10, 1989 prepared by GME Consultants, Inc., a true and correct copy of which has been provided by Lessor to Lessee; provided, however, no such warranty is made as to materials which might naturally be expected to be found from place to place in the soil and ground water.

ARTICLE XXIV. BASE RENT ESCALATION: Notwithstanding anything contained in
Article I ("Base Rent") hereof to the contrary, Base Rent shall escalate effective April 1, 2001 to Four Hundred Forty-three Thousand Four Hundred Twenty-three and 62/100 Dollars ($443,423.62) per annum, payable monthly, in advance, in equal installments of Thirty-six Thousand Nine Hundred Fifty-one and 97/100 Dollars ($36,951.97).

ARTICLE XXV. PARKING RIGHTS OF LESSEE: Lessee shall have the right in common with other tenants to have the use for its employees and invitees of 250 parking spaces in the common parking facilities (exclusive of "handicapped" stalls which shall be open for all those legally permitted to use same) at the Office/Warehouse Complex, such use to be in common with the other tenants in the Office/Warehouse Complex. So long as 250 spaces remain available for use by Lessee, Lessor reserves the right to designate areas of the appurtenant common parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee for the failure of any tenant, its invitees, employees, agents and customers to abide by designations or restrictions so long as Lessor uses all reasonable effort (other than lease termination and litigation) to enforce such restrictions. Lessor shall make such designations if Lessee notifies Lessor that Lessee has suffered from a recurring inability to use 250 spaces at the Office/Warehouse Complex by reason of utilization by other tenants and their agents, employees, and invitees. Lessor shall have the right to designate and Lessee shall thereupon have the right to use 250 designated parking spaces as the exclusive parking spaces to be used by Lessee, its agents and employees. Lessee, its agents, employees and invitees shall not use more (in absolute numbers) of the common parking facilities at the

Office/Warehouse Complex than Lessee could use if Lessor made the designations permitted herein. Notwithstanding anything contained in this Lease to the contrary, all costs and expenses of such special parking control, signs in connection therewith, and costs of any enforcement shall be an Operating Expense pursuant to the provisions of Article II hereof. Lessee shall pay all reasonable costs and expenses in connection with signs or traffic control devices for Lessee's exclusively designated parking area.

ARTICLE XXVI. RIGHT OF NOTICE: Lessor shall advise Lessee, upon Lessee's written request, of the identity of all the then existing tenants of the Office/Warehouse Complex occupying space adjacent to the Premises, and the expiration dates of the leases under which said tenants occupy such space and the provisions as to rights of such tenants to renew the terms of said leases. Such information shall be held in confidence by Lessee and used only to determine whether Lessee desires to lease additional space in the Office/Warehouse Complex. The purpose of this paragraph is to provide notice to Lessee so that Lessee may be in a position to offer to lease such vacant space, or to be vacant space, on a competitive basis with others. In no event shall the provisions hereof be deemed to be a right of first refusal or option to lease.

ARTICLE XXVII. ADJACENT SPACE: In respect to any leases during the initial 10-year term of this Lease of the space immediately adjacent to the Premises and identified as the "Abutting Space" on Exhibit A attached hereto, Lessor agrees to refrain from entering into any lease for such space with a term in excess of five (5) years and no renewal option or right shall be granted to and no new lease shall be made with the tenant under such lease unless Lessee and Lessor have failed to enter into an agreement in respect to such space on or before the date six (6) months prior to the expiration or termination of such lease for such adjacent space (the "Abutting Space"). Such adjacent space (as to any lease during the initial 10-year term of this Lease only) shall be leased by Lessor only to a single tenant, but such covenant in this sentence shall not prevent such tenant from subleasing any of such space. Notwithstanding the above, if Lessor requests Lessee after the date one (1) year prior to the expiration or termination of such lease for the Abutting Space and prior to the date seven (7) months prior to the expiration or termination of such lease for the Abutting Space, to make an election as to such space, within thirty (30) days after receipt of such notice, Lessee may advise Lessor in good faith whether Lessee has or does not have a bona fide interest in leasing such Abutting Space upon expiration of the then current lease. If Lessee notifies Lessor that it does not have, such a bona fide interest or if Lessee fails to give any notice to Lessor that it has a bona fide interest in leasing such Abutting Space within such 30-day period, Lessor shall be free to lease such space to any third party (subject to the limitations on length of term, renewal terms, and single tenancy as provided for herein).

ARTICLE XXVIII. EARLY TERMINATION: Lessee shall have the option to terminate this Lease effective March 31, 2003 provided Lessee notifies Lessor, in writing, of its election to terminate on or before March 31, 2002 and provided Lessee, along with such notice delivers to Lessor a certified check in the amount of Four Hundred Thirty-one Thousand Three Hundred Nineteen and 65/100 Dollars ($431,319.65) as and for an early cancellation fee.

ARTICLE XXIX. EARLY OCCUPANCY: Lessee shall have the right to enter the Premises before the commencement date but no earlier than February 1, 1996, solely for the purposes of


                                       4-
installing equipment and accepting supplies but not for operation of Lessee's business; provided, however, said early occupancy shall be allowed only if Lessee complies with the following requirements:

1. Lessee is subject to all the terms, conditions, and covenants of this Lease, including specifically Article X ("Insurance") hereof, except for the obligations under Articles I and II hereof as to the payment of Base Rent and Additional Rent until such rent commences pursuant to the other provisions herein.

2. Lessee shall be obligated to pay for all electricity and gas charges reasonably allocated by Lessor to Lessee's usage (in excess of the usage of Lessor and its contractors, if any) commencing at the date of entry upon the Premises.

3. Lessee agrees that it shall not materially interfere with or in any manner delay Lessor's ongoing tenant improvement work in the Premises, if any, or cause a labor dispute; in the event Lessee does interfere, any delay caused by said interference shall excuse Lessor's delivery of the Premises as required in this Lease for a period equal to the period of delay caused by Lessee and Lessee shall pay Lessor all of its reasonable costs (including lost rents) arising solely out of delay caused by Lessee.

4. Lessor shall have no responsibility to deliver a Certificate of Occupancy for the Premises prior to the substantial completion of the Premises.

ARTICLE XXX. LIQUIDATED DAMAGES: Notwithstanding any limitation or waiver of damages set forth in this Lease (including but not limited to Article IV), in the event Lessor fails to give actual possession of the Premises to Lessee on or before April 1, 1996, Lessor agrees to pay to Lessee liquidated damages in the amount of $500.00 per day until possession of the Premises (with the Tenant Improvements to be installed by Lessor substantially completed in accordance with the requirements of Exhibits D and E and with a certificate of occupancy issued unless inability to secure same results from failure to perform work which is not Lessor's responsibility) is delivered to Lessee; provided, however, the date April 1, 1996 provided for herein shall be extended for the period that Lessor is unable to give possession by reason of fire, strike, shortages of fuel or materials, action or inaction of public or private utilities or suppliers to such public or private utilities, action or inaction of Lessee, and other causes beyond Lessor's reasonable control.

     Notwithstanding any limitation or waiver of damages set forth in this Lease (including but not limited to Article IV), and in addition to the liquidated damages provided for above, in the event Lessor fails to give actual possession (with the concrete floor complete and the building enclosed and heated with temporary heat) of the 2-bay manufacturing portion of the Premises (located between grid lines 4, 6, E and F) for the purposes and subject to the provisions of Article XIX hereof to Lessee on or before February 1, 1996, Lessor agrees to pay to Lessee liquidated damages in the amount of $500.00 per day until possession of such portion of the Premises is given pursuant to the early occupancy provisions of Article XXIX ("Early Occupancy") and subject to the terms and conditions of said Article XXIX; provided, however, the date February

1, 1996 provided for herein shall be extended for the period that Lessor is unable to give possession by reason of fire, strike, shortages of fuel or materials, action or inaction of public or private utilities or suppliers to such public or private utilities, action or inaction of Lessee, and other causes beyond Lessor's reasonable control.

     Further, in the event Lessor fails to give actual possession of the Premises to Lessee on or before July 1, 1996, with the Tenant Improvements to be done by Lessor substantially completed, then Lessee shall have the option, as its sole remedy, to terminate this Lease upon notice to Lessor given subsequent to such date and prior to the date that Lessor tenders possession of the Premises to Lessee. Further, such July 1, 1996 date shall be extended for the period (not to exceed one hundred eighty [180] days except to the extent caused by Lessee, its agents, separate contractors and employees) that Lessor is unable to give possession by reason of fire, strike, shortages of fuel, labor or suppliers, action or inaction of public or private utilities or suppliers, action or inaction by Lessee, and other causes beyond Lessor's reasonable control. Further, in the event Lessor notifies Lessee that Lessor will not be able to give possession of the Premises by such date, as it may be extended as provided above, Lessee may not terminate this Lease under the provisions hereof unless it does so within five (5) days of receipt by Lessee of such notice. Further, Lessee shall not have the option to terminate this Lease pursuant to this Article XXX if Lessee has taken possession of any part of the Premises or commenced to install its equipment, trade fixtures, inventory of furniture therein.

ARTICLE XXXI. TENANT IMPROVEMENTS: Lessor is providing only the base building ("Base Building") in accordance with the Base Building Outline Plans and Base Building Outline Specifications listed on Exhibits D and E attached hereto. Further, Lessor is providing a tenant improvement allowance of Seven Hundred Twenty-nine Thousand Eight Hundred Thirty-four and 00/100 Dollars ($729,834.00) to Lessee. All improvements to the Base Building will be so called "Tenant Improvements" to be installed by Lessor prior to commencement of the term of this Lease (except as otherwise expressly provided herein), but to be selected by Lessee and paid for by Lessee subject to Lessor's providing an allowance in the aforesaid amount. In the event Lessee desires any Tenant Improvements having a price in excess of the allowance, Lessor shall install same upon mutually acceptable terms, and Lessee shall pay such excess in cash to Lessor upon substantial completion or as soon thereafter as the price thereof is determined, except as otherwise provided in Article XXXII. Lessee shall pay to Lessor an interest factor on the portion of Tenant Improvements required to be paid by Lessee in cash upon substantial completion or as soon thereafter as the price is determined at the rate of eight percent (8%) per annum on such amount from March 15, 1996 (assuming substantial completion by April 1, 1996, and otherwise, such March 15, 1996 shall be equitably postponed) until paid. All Tenant Improvements shall be subject to the provisions of Article VIII hereof.

     Lessee shall be responsible for the complete design of the HVAC, plumbing and electrical systems for the Premises. Lessee shall deliver complete working drawings for such systems to Lessor on or before January 15, 1996, except underground plumbing and electrical working drawings shall be provided by December 31, 1995. Such design to be provided by Lessee shall be in such form as shall be necessary for bidding and completion of the work without further information necessary for completion of the work contemplated thereby. Lessee warrants that the design embodied by such plans and specifications provided by Lessee shall be in accordance with all requirements of law and with good architectural and engineering practice and that such design shall be sufficient for procurement of necessary permits in connection with such work and that such design shall not interfere with base building design. Lessee shall provide to Lessor on or before December 31, 1995 all necessary information so that Lessor may cause to be provided all architectural, structural, and other design for the Tenant Improvements. Such information shall include all information necessary to make structural modifications to the Base Building roof structure to support rooftop equipment and cranes, all of which modifications shall be part of the Tenant Improvements. Unless otherwise agreed in writing by the parties, Lessor shall have no responsibility for design or construction of security systems, data and communication systems and wiring, energy management system and/or telephone wiring and systems and other items and systems listed on Exhibit J attached hereto or Lessee's trade fixtures and equipment, and in respect thereto, all design and construction work shall be performed by or under Lessee subject to the other provisions of this Lease. Lessee acknowledges that workers installing such systems or other work for Lessee will not cause a labor dispute or such work must be done at such time and in such manner as to avoid labor disputes. Lessor and Lessee shall reasonably cooperate with each other in avoiding labor disputes; provided, however, Lessee shall not be allowed to take action which would interfere with Lessor's completion of Lessor's work herein or delay completion of Lessor's work required herein. Except for Base Building construction required by the Exhibits D and E Outline Plans and Outline Specifications, Lessee shall be responsible for all compliance of the Premises and improvements therein with the Americans with Disabilities Act as it may be amended.

     The price for such Tenant Improvements shall be as determined pursuant to the Cost of the Work definitions attached hereto and incorporated herein by reference as Exhibits I and I-1 as to such work plus an administration fee of eight percent (8%) of such Cost of the Work. There shall be no credit to Lessee for any failure of Lessee to utilize such allowance. Lessee shall be responsible for all of Lessor's increased costs or damages (including lost rent) arising out of any failure of Lessee to make any selections and provide design information on or before the date required above. If Lessee designates any Tenant Improvements which cannot be permitted, designed, bid, contracted for, delivered to the site, and completed by April 1, 1996 according to reasonably efficient project management schedules without use of overtime or if Lessee designates any Tenant Improvements which would affect delivery of the manufacturing portion of the Premises which cannot be designed, bid, permitted, contracted for, delivered to the site, and completed by April 1, 1996 according to reasonably efficient project management schedules without use of overtime, then Lessee shall pay all increased costs, expenses and losses arising out of delay in connection with such items including rents and other charges which would have been payable under this Lease but which are not paid because of such delay. Further, Lessor agrees that the Tenant Improvement work shall be bid in accordance with the Bidding Process attached hereto and incorporated herein by reference as Exhibit I-2.

     Lessee shall be responsible for providing and delivering to the Premises all HVAC equipment and electrical switch gear required by the design provided by Lessee, all to allow completion of the installation of same and the other Tenant Improvement work on or before April 1, 1996 according to reasonably efficient project management schedules without use of overtime. Such equipment and switch gear, costs of procurement and delivery to the job site shall not be included in Tenant Improvements but the Cost of the Work shall include installation of same. Lessor shall have no warranty obligations in respect to such equipment provided by Lessee. Notwithstanding the provisions of the preceding sentence, if Lessee does not otherwise fully utilize its allowances herein, costs incurred by Lessee in purchasing such equipment and switch gear may be utilized by Lessee as a charge against such allowance and Lessor will make the appropriate reimbursement to Lessee. Such equipment shall be Lessor's property in any event.


ARTICLE XXXII. EXCESS TENANT IMPROVEMENTS: In the event the price of the Tenant Improvements to be constructed by Lessor exceeds the allowance provided in
Article XXXI hereof, Lessee shall have the right to require Lessor to provide a special allowance for excess Tenant Improvements to the Premises to be constructed by Lessor up to $500,000. If Lessee requests Lessor to provide such excess allowance in connection with the initial Tenant Improvements, the Base Rent otherwise provided for herein shall be increased by an amount necessary to amortize the said special allowance over the remaining Initial Term of the Lease at a rate of 9% per annum in equal monthly installments of principal and interest. In the event this Lease, is terminated for any reason prior to the full amortization of any such excess Tenant Improvement payments, Lessee shall pay to Lessor such unamortized amount upon termination of the Lease. Upon completion of such Tenant Improvements, the parties hereto shall enter into an amendment of this Lease evidencing the additional Base Rent payable and the other provisions herein as to the amount of the special allowance utilized.

ARTICLE XXXIII. SIGNAGE: Provided Lessee receives all necessary governmental and quasi-governmental approvals therefor, Lessor shall allow Lessee to erect a sign on the exterior of the Office/Warehouse Complex. Such sign shall be Lessee's "name," shall be subordinate in size to Lessor's building designation sign and shall be subject to the reasonable approval of Lessor as to location, size, graphics, color(s), and style pursuant to Lessor's Tenant Sign Criteria, a copy of which is attached hereto as Exhibit F and made a part hereof. Lessee shall pay all costs of installation and maintenance of such sign and shall keep such sign in good condition, order and repair at its sole cost and expense, shall remove such sign prior to termination of the term of this Lease and shall repair and restore any damage to the Office/Warehouse Complex caused by such installation and/or removal. Any such sign shall be subject to the terms of any restrictive covenants recorded in connection with the Property and all applicable laws, ordinances and regulations.

Lessee shall have the right to install and maintain at Lessee's cost and expense a sign face on the building monument sign at the entrance to the Office/Warehouse Complex. Such sign face and its method of installation shall be subject to the reasonable approval of Lessor and shall be removed by Lessee upon termination of this Lease.

ARTICLE XXXIV. ASSIGNMENT AND SUBLETTING: Anything in this Lease to the contrary notwithstanding, Lessee shall have the right to assign or sublease the Premises to an affiliated U.S. entity or a U.S. entity with which Lessee is merged in a statutory merger or to whom substantially all of the assets of Lessee is transferred, without the consent of Lessor, subject to the other provisions of Article XI and subject to the provisions hereinafter provided. An affiliated entity shall be defined as including any entity, the controlling interest of which is owned by either a general partner of Lessee or the controlling (50% or more) parent of a general partner of Lessee, domestic U.S. parent corporation of Lessee owning at least fifty percent (50%) of the equity interest of Lessee, any domestic U.S. subsidiary of Lessee or its affiliated parent company or any U.S. domestic corporation which purchases substantially all of the assets of Lessee. Such assignment or subletting shall be subject to the following conditions:

     (a) That Lessee shall pay all costs and expenses in connection with the making of such assignment or sublease;

     (b) Lessee shall deliver to Lessor an executed copy of each sublease or assignment within ten (10) days after the execution thereof, together with copies of any other agreement relating thereto, and a memorandum detailing any oral agreement or understanding between Lessee and the assignee or subtenant;

     (c) That nothing herein contained or contained in the sublease or assignment shall relieve Lessee of its obligations under this Lease agreement and Lessee shall remain liable for the payment of all rent and the performance of all terms and conditions in this Lease contained on Lessee's part to be paid or performed;

     (d) That any sublease shall be subject to the terms, covenants and conditions of this Lease and any assignee shall assume, in writing, for the benefit of Lessor, all obligations of this Lease agreement accruing after the date of the assignment and the form of said assumption shall be subject to the reasonable approval of Lessor;

     (e) Subsequent to any assignment, Lessor need not consent to any amendment or modification of this Lease unless the original tenant and all prior assignees consent to such amendment or modification and confirm their continuing liability as Lessee under the Lease as amended or modified.

ARTICLE XXXV. OPTION TO EXTEND. Lessee shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) periods of five (5) years, on the following terms and conditions and subject to the limitations hereinafter set forth, each such five (5) year extension period being in this Lease sometimes referred to as the "Renewal Term."

     (a) That at the times hereinafter set forth for the exercise of the renewal options, this Lease shall be in full force and effect and Lessee shall not be in default in the performance of any of the terms, covenants and conditions herein contained in respect to a matter as to which notice of default has been given hereunder which has not been remedied within the time limited in this Lease, but Lessor shall have the right, at its sole discretion, to waive the non-default conditions herein.

     (b) That each such Renewal Term shall be upon the same terms, covenants and conditions as in this Lease provided; provided, however, the annual Base Rent for the applicable Renewal Term shall be the fair market Base Rent rate for such space on the date such applicable Renewal Term shall commence in relation to comparable (in quality and location) space located in the Minneapolis - St. Paul metropolitan area. The fair market Base Rent for the Premises shall be determined as of the date eleven (11) months prior to commencement of the Renewal Term. Provided Lessee has properly elected to renew the term of this Lease, and if Lessor and Lessee fail to agree to least eleven (11) months prior to commencement of the applicable Renewal Term upon the fair market Base Rent of the Premises, the amount of the fair market Base Rent of the Premises shall be determined by arbitration in accordance with the provisions of Article XXXVI hereof. The fair market Base Rent of the Premises shall be based upon the highest and best use of the Premises but shall not reflect any increase in value based upon improvements (which do not replace other improvements) paid for in cash by Lessee (including improvements amortized pursuant to Article XXXII but excluding any improvements, as selected by Lessor, for which the allowance set forth in Article XXXI hereof is utilized), but in any event the value of the Premises shall not be less than if such value were calculated assuming the Premises were fully fitted up with office improvements for at least 20% of the Premises and with normal warehouse HVAC, electrical and lighting improvements for the remaining 80% of the Premises. In no event shall the Base Rent of the Premises for the applicable Renewal Term be less than the Base Rent rate payable (absent temporary abatements) by Lessee immediately prior to commencement of the applicable Renewal Term.

     (c) That Lessee shall exercise its rights to extend the term of this Lease for the applicable Renewal Term by notifying Lessor, in writing, of its election to exercise the right to renew and extend the term of this Lease no later than the first to occur of (a) the date nine (9) months prior to expiration of the then current initial term or applicable Renewal Term, as the case may be, or (b) the date ninety
          (90) days after the date Lessor gives a notice, if at all, to Lessee notifying Lessee of Lessee's option to extend herein provided such notice is given after the date fifteen (15) months prior to expiration of the then current initial term or applicable Renewal Term, as the case may be. Upon notification with respect to such renewal, and for a period of thirty (30) days thereafter, the parties hereto shall make a good faith effort to agree upon the fair market Base Rent of the Premises for the applicable Renewal Term. In the event that Lessor and Lessee fail to agree within the thirty (30) day time period set forth in this subparagraph (c), the fair market Base Rent of the Premises for the applicable Renewal Term shall be determined by Arbitration in the manner set forth in Article XXXVI ("Arbitration") hereof. However, such arbitrators shall be directed to determine the fair market Base Rent for the Premises as above provided and in determining the same said appraisers shall be instructed to make said appraisal independently, without consulting with each other. Any determination by arbitration or any agreement reached by the parties hereto with respect to such fair market Base Rent and resulting Base Rent of the Premises for such applicable Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties.

ARTICLE XXXVI. ARBITRATION: Any disagreement, dispute or determination required by or arising under the provisions of Article XXXV of this Lease requiring arbitration shall be carried on and concluded in accordance with the provisions of paragraphs (a) and (b) hereof.

(a) In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine fair market Base Rent, all arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Minneapolis - St. Paul metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested.

(b) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within twenty (20) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within ten (10) days thereafter, select a third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County of Hennepin, State of Minnesota, upon ten (10) days prior written notice to the other party of such intent. The arbitrators so selected shall have all rights and powers conferred on them by the Uniform Arbitration Act of the state in which the Premises are situated, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Act. Upon an established date at an established time, all three (3) arbitrators shall simultaneously submit their determinations as to fair market Base Rent, such determinations to be submitted in sealed envelopes and to be opened jointly by Lessor and Lessee. The fair market Base Rent for the Renewal Term shall be determined by averaging the two (2) arbitrators' fair market Base Rent determinations which are closest in amount to each other (or if one appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged).

ARTICLE XXXVII. NOTICE UPON ENTRY: Anything in this Lease to the contrary notwithstanding, Lessor shall give Lessee reasonable notice, written, oral, telephonic, or by fax, in the event Lessor intends to enter the Premises for purposes of inspection, repair, maintenance or alterations of the Office/warehouse Complex or Premises, but in no event shall more than twenty-four (24) hours notice be required and no notice shall be required in the event of an emergency. Lessor shall perform its repair or other operations in the Premises with all due diligence and care and, in connection therewith, shall interfere with the business of Lessee as little as reasonably possible under the circumstances; provided, however, nothing herein shall require Lessor to perform any necessary work during other than normal business hours, except performance of such work (except in an emergency) shall be performed after normal business hours (after 6:00 P.M. weekdays, on weekends or on holidays) if performance of such work would materially adversely affect Lessee's operation in the Premises. Notwithstanding the above, if Lessee requests that such work be done after normal business hours, Lessee shall pay the extra costs, if any, arising from such after hours or overtime work. Lessee shall have the right to accompany any entry by Lessor.

ARTICLE XXXVIII. REPAIRS.

     A. Notwithstanding anything contained in this Lease to the contrary relating to the obligation of Lessor to make repairs, in the event Lessor fails to make repairs to the Office/Warehouse Complex which are Lessor's responsibility herein (and which Lessor is required to do) within a reasonable time after notice by Lessee under the circumstances, but only if in connection therewith Lessee's property is under imminent threat of damage, Lessee may, at its option, upon telephonic or written notice to Lessor, make the necessary repairs so as to avoid such threat of damage to Lessee's property and in such event Lessee shall invoice Lessor for the reasonable costs thereof and Lessor shall reimburse Lessee therefor (subject to the provisions of Article II hereof) within thirty (30) days of presentation of invoice and copies of all bills and invoices in connection therewith. If Lessor fails to make such reimbursement as above required, Lessee may offset against rents the amounts due and payable by Lessor to Lessee pursuant to this paragraph. Nothing herein shall require Lessor to make repairs or pay for repairs done by Lessee, if the threat to Lessee's property arises out of casualty or condemnation and Lessor is in the process of making a decision as to whether to repair or terminate the Lease as allowed under the terms of this Lease.

     B. Further, notwithstanding anything contained in this Lease to the contrary relating to the obligation of Lessor to make repairs, in the event Lessor fails to make repairs to the Office/Warehouse Complex which are Lessor's responsibility herein (and which Lessor is required to do) within a reasonable time after notice by Lessee under the circumstances, but only if in connection therewith Lessee's use and occupancy of the Office/Warehouse Complex is materially adversely affected thereby, Lessee may, at its option, upon telephonic or written notice to Lessor, make the necessary repair so as to avoid such material adverse effect upon Lessee's use or occupancy and in such event Lessee shall invoice Lessor for the reasonable cost thereof and Lessor shall reimburse Lessee therefor (subject to the provisions of Article II hereof within thirty (30) days of presentation of invoice and copies of all bills and invoices in connection therewith. Lessee shall have no right to make repairs under this Paragraph B unless such repairs relate to matters outside of the principal building of which the Premises is a part, nor shall Lessee have any rights to make repairs under this Paragraph B unless the other tenants in the building consent in writing to the making of such repairs. Further, nothing in this Paragraph B shall permit Lessee to make any replacements of a capital nature which would not be included in Operating Expenses pursuant to Article II hereof.

     C. Notwithstanding anything contained in this Lease to the contrary, Lessee shall repair and maintain all electrical, mechanical, plumbing and HVAC equipment and systems serving the Premises at its sole cost and expense and make any replacements necessary in connection therewith. Further, the costs of maintenance and repair of mechanical, electrical, plumbing and HVAC equipment and systems serving only other rentable areas of the Office/Warehouse Complex shall not be included in Operating Expenses.

     D. Lessor shall keep in good order, condition and repair, casualty damage excepted, and make all necessary replacements to the roof, structure (including concrete floor) and all exterior walls of the Premises other than damage caused by ordinary wear and tear and damage caused by intentional acts of Lessee, its agents, employees and subcontractors. Lessor's obligations to make payment therefor shall be subject to the provisions of Article II hereof.

ARTICLE XXXIX. KEYS. Lessor shall not be entitled to keep keys for the Premises, provided, however, if the local fire department or law enforcement agency requires that an entrance key be deposited with such departments, Lessee shall comply with such requirements. If entry is reasonably necessary in any emergency, Lessee shall pay all costs of damage and repair arising out of forced entry.

ARTICLE XL. LESSEE'S AUDIT RIGHTS: Lessor hereby agrees, at Lessee's request, to make available to Lessee or its representative for its inspection and examination all of the books and records that relate to Lessor's statement as to Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses. If Lessee elects to audit such costs and expenses and Lessor's statement is found to be in error, the appropriate party shall pay to the other such payment as may be required based upon such audit within thirty
(30) days of the date of determination of such error. In the event Lessor's final adjusted accounting statement is found to be in error by more than three percent (3%), Lessor agrees to pay the reasonable cost of such audit not to exceed $2,500. The right to inspect and audit herein shall be waived as to any applicable Lease Year if such right is not exercised within one (1) year after Lessee receives Lessor's final adjustment accounting for such Lease Year and after such one (1) year period has expired, such accounting shall be deemed final and conclusive. Lessor shall reasonably cooperate with Lessee in connection with such audit.

ARTICLE XLI. ABATEMENT ON INTERRUPTION OF SERVICES: Notwithstanding anything in
Article V ("Services") hereof to the contrary, in the event Lessor does not provide any of the services required to be maintained by Lessor pursuant to said
Article V or obligation pursuant to Article XXXVIII or the last sentence of
Article VIII, and in the event such inability renders the whole or a portion of the Premises untenantable or unsuitable for the purposes intended hereunder for a period of three (3) consecutive days after notice of untenantability or unsuitability from Lessee, rent for the portion of the Premises rendered untenantable or unsuitable for the purposes intended hereunder shall abate pro rata until the services or Premises are restored to such a condition that the portion of the Premises affected is again rendered tenantable or suitable. Notwithstanding anything contained herein to the contrary, there shall be no such abatement of rent if Lessor's inability to provide services is caused by misuse or neglect of Lessee or Lessee's agents, employees or invitees or is caused by shortages of fuel or other energy supplies to be provided by public or private utilities or suppliers. The right of abatement shall be in addition to any other remedy for damages to which Lessee is entitled expressly pursuant to the terms of this Lease.

ARTICLE XLII. MITIGATION: In the event Lessor terminates this Lease or is entitled to possession of the Premises after surrender thereof by Lessee by reason of default by Lessee, Lessor shall use reasonable efforts under the circumstances to relet the space; provided, however, Lessor may lease or refrain from leasing as Lessor deems appropriate, using the same standards as Lessor would use when leasing similar space (assuming Lessor had all ownership and financial risk as to such similar space). Further, in the event of a default or breach of this Lease by either party, the other party shall use all reasonable effort under the circumstances to mitigate any damages for which the breaching party might be responsible. Lessor shall in no event be required to lease the Premises or any part thereof in competition with other space in the Office/Warehouse Complex or in other buildings owned by Lessor or its affiliates.

ARTICLE XLIII. ATTORNEYS' FEES: If either party shall bring suit against the other to enforce the terms of this Lease, the losing party shall pay to the prevailing party that percentage of the prevailing party's costs and expenses, including reasonable attorneys' fees, equal to the percentage that the value of the judgment or award received by the prevailing party bears to the total value of the judgment or award claimed by such party.

ARTICLE XLIV. SATELLITE DISH ANTENNA: Lessor licenses Lessee to use at no charge (except as otherwise provided in this Article XLIV) a portion of the rooftop area of the Office/Warehouse Complex for the purpose of installing a "satellite" communication antenna for the use and operation of that antenna, which antenna shall not exceed eight feet in diameter. Said installation shall be in accordance with plans and specifications approved by Lessor which shall include the means of attaching the portion of such equipment to the roof of the Office/Warehouse Complex or improvements located thereon. Lessor agrees to cooperate with Lessee to secure all necessary approvals from state, federal and other governmental authorities to construct, operate and maintain such equipment. All such equipment shall be constructed, maintained, and screened by Lessee in accordance with applicable laws, ordinances, rules and regulations and in compliance with the requirements of the insurers of the Office/Warehouse Complex. Lessee shall indemnify and defend Lessor from and against all loss, claim, damage and expense arising out of the construction, maintenance and operation of such equipment. All work in connection with such equipment shall be done by Lessee as an alteration or improvement under Article VIII hereof; provided, Lessee shall remove all such equipment on or before the expiration or termination date of this Lease, and repair any damage caused by installation or removal, and no such action shall materially interfere with work being performed by Lessor or cause a labor dispute. Lessee shall give to Lessor notice of any notices which Lessee receives from third parties that any of the equipment is or may be in violation of any law, ordinance, or regulation. Lessee shall pay all taxes of any kind or nature whatsoever levied upon said equipment and all licensing fees, franchise taxes and other charges, expenses and other costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of said equipment. Lessor shall provide reasonable access for Lessee to the roof. Lessee agrees to refrain from interference with the operation of radio, television or other electromagnetic radiation and reception facilities or AM or FM broadcasting and two-way radio and microwave transmission in and around the Office/Warehouse Complex which comply with U.S. Government regulations. Nothing herein shall prevent Lessor from licensing others to use the roof in other areas, of the Office/Warehouse Complex for development, installation and operation of electromagnetic radiation and reception facilities or FM broadcasting and two-way radio and microwave transmission provided such facilities do not unreasonably or materially interfere with the operations of Lessee pursuant to its rights granted herein. Such equipment shall be screened in a manner reasonably acceptable to Lessor.

ARTICLE XLV. DEFAULT OF LESSOR: In the event of any alleged breach by Lessor of its covenants contained in this Lease, Lessee shall have available all rights and remedies provided at law or in equity, subject to the terms and conditions of this Lease; provided, however, Lessee may not exercise any such right or remedy unless Lessee has notified Lessor and any party having a recorded mortgage or bond indenture lien against the property written notice of such alleged default and the notified party or parties have not cured such default within the thirty (30) day period subsequent to receipt of such notice, or in the event such alleged default is of such a nature that it cannot reasonably be cured within such thirty (30) day period, such notified party or parties have failed to cure such alleged default with all due diligence. No rent may be offset unless and until Lessee has commenced legal action against Lessor in respect to such default and no legal action shall be maintained or continued unless Lessee deposits into escrow reasonably satisfactory to Lessor any amount of disputed rent or offset rent. Interest on the escrow shall become a part of the deposit but shall be taxable to Lessee.

ARTICLE XLVI. REPRESENTATION AS TO COMPLIANCE WITH BUILDING LAWS: Lessor represents and warrants that the Base Building (exclusive of Tenant Improvements) shall be in compliance with applicable building laws and ordinances and dimensional aspects of zoning regulations. Further, Lessor represents and warrants that the Base Building (exclusive of Tenant Improvements to be installed by Lessor) shall be in compliance with the access requirements of the Americans with Disabilities Act ("ADA"). Lessee shall be responsible for all other compliance of the Premises with the ADA relating to the use, occupancy and alterations and improvements relating to the Premises (except as may otherwise be provided by the specifications relating to the Tenant Improvements).

ARTICLE XLVII. POND MAINTENANCE: Lessee and Lessor agree that the costs of compliance with the Pond Maintenance Agreement dated February 28, 1991 (Document No. 5780416, as amended by Supplemental Allocation Agreement dated May 23, 1995 (Document No. 6441329) shall be deemed to be Operating Expenses pursuant to the provisions of Article II hereof, to the extent such costs are allocable to the Office/Warehouse Complex.

ARTICLE XLVIII. OUTSIDE STORAGE: Lessee acknowledges that outside storage shall not be permitted without the prior written consent of Lessor. Further, any outside storage approved by Lessor shall be subject to restrictions imposed by the City of Plymouth.



                                                       Initials:
                                                       ---------

                                                       Lessor  /s/ J.H.
                                                               -----------

                                                       Lessee  /s/ R.M.
                                                               -----------

                                    EXHIBIT D


     Outline Plans prepared by Opus Architects & Engineer, Inc. as listed below:

          Sheet          Title                              Date
          -----          -----                              ----
          SP1            Site Plan                          10/13/95
          C1             Grading Plan                       10/11/95
          C2             Utility Plan                       8/2/95
          A1             Floor Plan                         9/6/95
          A2             Elevations & Wall Sections         9/6/95
          A3             Sections & Details                 9/6/95
          S1             Title Sheet                        9/6/95
          S2             Foundation Plan                    9/6/95
          S3             Roof Framing Plan                  9/6/95
          S4             Sections & Details                 9/6/95
          S5             Sections & Details                 9/6/95



                                                  Initials:
                                                  ---------
                                                  Lessor /s/ J.H.
                                                         -----------

                                                  Lessee /s/ R.M.
                                                         -----------

                                    EXHIBIT E

     Outline Specifications for Design and Construction of Trenton Commerce Center, Plymouth, Minnesota, dated December 6, 1995 (5 pages plus cover page).



                                                  Initials:
                                                  ---------

                                                  Lessor /s/ J.H.
                                                         -----------

                                                  Lessee /s/ R.M.
                                                         -----------

ATTACHMENT 1          [SINGLE TENANT SIGNAGE - FLOOR PLAN]

ATTACHMENT 2                     [FLOOR PLAN]

ATTACHMENT 3         [BASS CREEK BUSINESS CTR. - FLOOR PLAN]

                                    EXHIBIT F

                             TRENTON COMMERCE CENTER

                              TENANT SIGN CRITERIA

The building sign criteria for Bass Creek Business Center shall be as follows:
It is the tenant's responsibility to provide the Main Tenant Identification
Sign.

I.   Front of Building - Exterior Sign

     A)   Main Tenant Identification Signs - Exterior

          1) All exterior front of building tenant identification signs shall be limited in location to the brick or precast band directly above the store front. See Attachment 1 for details.

          2) Tenants may use upper or lower case letters not exceeding 24 inches in height. With individual entrances, signage shall be centered vertically within the band and centered horizontally over tenant entry doorway/sidelight per attachment 1, or centered above the tenant's space if the door is off center. Where tenants share an entrance the signage is to be installed on the appropriate side of entrance per Attachment 2.

          3) The total width of letters shall not exceed 50% of the front face of that portion of the building occupied by the tenant.

          4) Letter face shall be of 3/16" off white plexiglass with matching off white edge trim to be selected by owner. The letter edge depth shall be 1 1/4" (plus or minus 1/16"). The face recess shall be 1/4". The building standard lettering style shall be Helvetica Medium, but tenants may select from other type styles if approved by the building owner.

          5) Logos are acceptable if they conform to lettering size and placement criteria as specified above.

          6) Method of attaching letters to the building shall conform to Attachment 2.

     B)   Front Doors - Exterior/Interior

          1)   Exterior Front Doors

            a) Building address number and suite numbers are required on the main glass entrance door. Graphics shall be 4 inches high, 3M, pressure sensitive vinyl, matte white #3680-20, heat removable, Helvetica Medium typestyle, applied first surface. For individual entrances, numbers shall be centered on the door with the top of the letter 4" below the top of the glass. For shared entrance doors, numbers shall be centered on the appropriate half and 4" below the top of the glass. See Attachment 1 and 2 for details.

          2)   Interior Doors

            a) The name of the business and suite number shall appear on the interior vestibule door in all upper case letters; 4" address and 2 1/2" name. Graphics shall be 3M, pressure sensitive vinyl, matte white #3680-20, heat removable, Helvetica Medium typestyle, applied first surface. See Attachment 3.

TRENTON COMMERCE CENTER
TENANT SIGN CRITERIA
PAGE 2


II.  Truck Court Doors - Exterior/Interior Signs

          1) Exterior Service Door: Tenant provides graphics applied directly to door. 4" address, 2 1/2" name of 3M, pressure sensitive vinyl, matte white #3680-20, heat removable, Helvetica Medium typestyle, applied first surface. The first tenant shall place its name and numbers at top of door, see Attachment 3. A maximum of 2 tenants per door. All copy to be upper case.

          2) Interior Vestibule Service Door: Graphics shall be identical with front interior door per 1, B, 2, a.

III. Prohibited Signs

          1)   Prohibited signs are as follows:

            a. Signs on glass visible from exterior except as identified in this criteria.
            b. Roof top signs.
            c. Freestanding signs other than the project identification sign and appropriately authorized real estate sign(s).
            d. The use of electrical components that flash, illuminate, revolve, rotate, or make noise.
            e. Auxiliary signage, including banners.
            f. Parking space signage without approval of the owner, 3
               square feet maximum.
            g. Signs on vehicles when parked other than in a parking stall.

IV.  Approval Process

          1) Three copies of a sign layout drawing must be submitted by tenant to the building owner. Approval must be granted in writing by the building owner prior to signage installation.

          2)   Tenant is responsible for all permits required by the City.

V.   Miscellaneous

          1) Tenant is responsible for cost of sign removal upon vacating the space.

          2)   Tenant may solicit bids from sign manufacturers of its selection.

          3) Owner reserves the right to approve alternative signage when deemed appropriate in its sole discretion.

                                    EXHIBIT G


             NONDISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT


          THIS NONDISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT made as of  this ____ day of __________ 199_, by and between _________________ (together with any successor as mortgagee, "Mortgagee"), whose address is_________________ _______________________________________ and________________________________, a
_____________________________("Lessee"), having an office at____________________
________________________________________________________________.

                               W I T N E S S E T H


          WHEREAS, Lessee is the owner of the Lessee's interest under that certain Lease which is hereinafter identified; and

          WHEREAS, Mortgagee is the mortgagee under that certain Mortgage which is hereinafter defined; and

          WHEREAS, Mortgagee and Lessee are desirous of entering into this Nondisturbance, Attornment and Subordination Agreement.

          NOW, THEREFORE, in consideration of these premises and the mutual execution of this Agreement by the parties, Mortgagee and Lessee agree as follows:

          1.   DEFINITIONS:   For the purposes of this Agreement, the following
terms shall have the following meanings:

          DEMISED PREMISES:   The property demised under the Lease,

          LEASE:    That certain Lease Agreement dated as of __________, ______, between Mortgagor, or its predecessor in interest, as landlord, and Lessee, as Lessee, as amended.

          MORTGAGE: That certain _______________________________________________
________________________________________________________________________________
________________________ and _______________________________________________ and
__________________________________________, made by Mortgagor to Mortgagee, which encumbers, and shall be (or has been) recorded against, the Mortgaged Property, as the same may be amended, consolidated, spread or supplemented from time to time.

          MORTGAGED PROPERTY: The Demised Premises          Initials:
                                                            ---------

                                                            Lessor  /s/ J.H.
                                                                    ------------


                                                            Lessee  /s/ R.M.
                                                                    ------------

          MORTGAGEE:_______________________________________.

          MORTGAGOR:_______________________________________________, a _________
     ________________________________________, or its successor who is the holder of the fee interest in the Mortgaged Property and of the interest of landlord under the Lease.

          PERSON:     An individual, partnership, corporation, business trust,
     joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          PURCHASER: Any Person acquiring the Mortgaged Property (i) in any foreclosure or any action or proceeding (judicial or nonjudicial) instituted under or in connection with the Mortgage or (ii) by delivery of a deed or assignment given in lieu of foreclosure, and such Person's successors and assigns.

          2. NONDISTURBANCE. As long as no default exists beyond any applicable notice and grace period under the Lease, which would then entitle the landlord under the Lease to terminate the Lease or would cause, without any further action of such landlord, the termination of the Lease or would then entitle such landlord to dispossess the Lessee thereunder, the Lease shall not be terminated, nor shall Lessee's use, possession or enjoyment of the Demised Premises be interfered with, nor shall the leasehold estate granted by the Lease (nor any rights or options of the Lessee thereunder, such as, but not limited to, rights or options to extend or renew, or rights or options to purchase so long as Lessee makes the purchase price available to the Mortgagee in satisfaction of the debt secured by the Mortgaged Property) be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage or in the case the Mortgagee takes possession of the Mortgaged Property pursuant to any provisions of the Mortgage, except that Purchaser shall not be (a) liable for any act or omission or default of any prior lessor or landlord (including, without limitation, the then defaulting landlord in respect of time prior to the date Purchaser acquires the Mortgaged Property) except in respect to the Landlord's obligations to complete the Office/Warehouse Complex and tenant improvements for the Premises in accordance with the provisions of the Lease; or (b) subject to any offsets or defenses which Lessee might have against any prior lessor or landlord (including, without limitation, the then defaulting landlord) in respect of time prior to the date Purchaser acquires the Mortgaged Property except in respect to the Landlord's obligations to complete the Office/Warehouse Complex and tenant improvements for the Premises in accordance with the provisions of the Lease and except for rights of setoff expressly provided in the Lease; or (c) bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord); or (d) bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Mortgagee's prior written consent (which consent shall be subject to the same requirements as Landlord's consent); or (e) bound by any obligation to make any payment to Lessee which was required to be made prior to the time such Purchaser succeeded to any prior landlord's interest except in respect to the Landlord's obligations to complete the Office/Warehouse Complex and tenant improvements for the Premises in accordance with the provisions of the Lease; or (f) bound by any obligation under the

Lease to perform any work or to make any improvements to the Demised Premises except in respect to the Landlord's obligations to complete the Office/Warehouse Complex and tenant improvements for the Premises in accordance with the provisions of the Lease.

          3.   ATTORNMENT.    If the interests of the landlord under the Lease
shall be transferred to a Purchaser, Lessee shall be bound to such Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Purchaser were the landlord under the Lease, and Lessee attorns to the Purchaser, including Mortgagee if it be Purchaser, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Purchaser's succeeding to the interest of the landlord under the Lease. The respective rights and obligations of Lessee and Purchaser upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein, except as herein otherwise provided.

          4.   SUBORDINATION.   The Lease now is and at all times shall
continue to be subject and subordinate in each and every respect to the lien of the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, consolidations and replacements of the Mortgage.

          5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Mortgagee, its successors and assigns as mortgagee, and Lessee and its successors and assigns as holders of the interest of the Lessee under the Lease.

          6.   CHOICE OF LAW.   This Agreement shall be governed and
construed in accordance with the laws of the state in which the Mortgaged Property is located.

          7.   NO PARTNERSHIP.   It is understood and agreed that the sole
interest of Mortgagee in the Mortgaged Property is that of mortgagee and nothing herein is to be construed as either creating or evidencing a partnership or joint venture between Mortgagor and Mortgagee or creating a guaranty of the obligations of owner by Mortgagee.

          8.   RECOGNITION OF MORTGAGEE AS "MORTGAGEE" UNDER THE LEASE.
Lessee hereby recognizes Mortgagee as "Mortgagee" under the Lease and agrees to forward copies of any notices required to be given to the Mortgagee pursuant to the terms of the Lease at the address of Mortgagee set forth above. Lessee further agrees that Mortgagee shall be entitled to any other rights and privileges granted to a "Mortgagee" under the Lease.

          IN WITNESS WHEREOF, Mortgagee and Lessee have executed the foregoing agreement as of the day and year first hereinabove written.


                                        -----------------------------------
                                          Mortgagee


                                        By:
                                            -------------------------------
                                          Its:
                                              -----------------------------


                                        -----------------------------------
                                        Lessee


                                        By:
                                           --------------------------------
                                          Its:
                                              -----------------------------

STATE OF______________)
                      ) ss.
COUNTY OF_____________)


     The foregoing was acknowledged before me this ____ day of _____, _____, by __________________________________, the _______________________________________
________________________ of _________________________, a _________________ under the laws of the State of _______________________, on behalf of the ____________.



NOTARY STAMP OR SEAL:                        ------------------------------
                                             SIGNATURE OF PERSON TAKING
                                             ACKNOWLEDGMENT



STATE OF ____________)
                     ) ss.
COUNTY OF ___________)


     The foregoing was acknowledged before me this ____ day of _____, _____, by __________________________________, the _______________________________________
________________________ of _________________________, a _________________ under the laws of the State of _______________________, on behalf of the ____________.



NOTARY STAMP OR SEAL:                        ------------------------------
                                             SIGNATURE OF PERSON TAKING
                                             ACKNOWLEDGMENT

                                    EXHIBIT I

                                COST OF THE WORK

The term "Cost of the Work" shall mean costs (net of discounts and rebates) reasonably incurred in the performance of the design and construction of the Tenant Improvements to be constructed by Lessor (hereafter the "Work") and paid by the Landlord or Landlord's contractor. Such costs shall be at rates not higher than the standard paid in the locality of the Work, except with prior consent of the Lessee or as determined in this Exhibit I, and shall include the items set forth below:

     (i) Supervisory Cost (FSC) of field supervisory and project management personnel assigned to the Project, wherever employed in connection with the Work as follows:

                    Field Superintendent               $65.00 per hour

(ii) Field Labor Cost (FLC) of field personnel who are in the direct employ of the general contractor in performance of the Work. The FLC shall consist of all wages determined, if applicable, under appropriate collective bargaining agreements and all payroll taxes and insurance and all fringe benefits.

(iii) Rental charges of all machinery and equipment, exclusive of hand tools, used at the Site, whether rented from the contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the area at the time of such rental. Such rental charges and transportation costs shall begin at such time as the transportation of the machinery and equipment being rented to the job site begins and ends at such time as transportation from the construction site ends. Average rental charges for equipment owned by the contractor shall not exceed seventy percent (70%) of standard published rates for such equipment in the locality of the Project.

(iv) The costs of the insurance maintained in connection with performance of the Work (as reasonably allocated to the Project); and the costs of premiums for all bonds required in connection with such Work.

(v) Sales, use, gross receipts or similar taxes related to the Work imposed by any governmental authority.

(vi) Fees and costs for permits, governmental building fees and licenses; damages for infringement of patents and costs of defending suits therefor; and deposits lost due to any cause other than the negligence of Lessor or its contractor or their subcontractors or suppliers.

                                                            Initials:
                                                            ---------

                                                            Lessor /s/
                                                                   -------------

                                                            Lessee /s/
                                                                   -------------

                                   EXHIBIT I-1

                        OPUS ARCHITECTS & ENGINEERS, INC.
                           DESIGN SERVICES BY POSITION
                              BILLING RATE SCHEDULE
                                TO APRIL 1, 1995

- --------------------------------------------------------------------------------

Vice President                                                       $80.00

Director                                                              75.00

Managers                                                              67.00

Associate Manager                                                     63.00

Senior Design Architect                                               59.00

Design Architect                                                      56.00

Senior Project Architect                                              59.00

Project Architect                                                     52.00

Architect                                                             43.00

Senior Technician                                                     39.00

Technician                                                            34.00

Drafter                                                               28.00

Senior Interior Designer                                              52.00

Senior Mechanical Engineer                                            59.00

Senior Civil/Structural Engineer                                      59.00

Project Engineer                                                      56.00

Registered Architect                                                  52.00

Engineer                                                              43.00

Clerical                                                              27.00

  (vii) Minor expenses such as telegrams, telephone service at the Site, field office supplies, field first aid supplies, photographs and renderings, expressage, and related miscellaneous costs incurred in connection with the Work, blueprint and duplication costs.

 (viii) Costs incurred due to an emergency affecting the safety of persons and property in connection with the Work, and the cost of safety equipment and procedures required by safety and health regulations.

   (ix) The portion of reasonable transportation, traveling and hotel expenses (excluding meals) of Lessor or its contractor incurred in the discharge of duties related to the Work. No out of town travel costs shall be charged for employees to Cost of Work unless approved by Lessee, which approval shall not unreasonably be withheld.

    (x) Payments made or amounts payable to subcontractors for work performed pursuant to subcontracts, and to vendors for materials, equipment and supplies purchased for the Work, together with the cost of transportation, unloading charges and installation.

   (xi) Cost of temporary offices at the job site, facilities and utilities such as water, electricity, power and fuel incurred in connection with the Work, including costs of connections, crossing or protecting any public utility installation and removal of temporary lines, connections, tap fees, etc. Notwithstanding the above, the Superintendent's job site trailer and vehicle are not to be included as separate Cost of Work in that they are included in the rate for the Superintendent set forth in subparagraph (i) above.

  (xii) Costs incurred by Lessor or its contractor for tests required for the Work or such contractor's quality control program, laws, ordinances, rules, regulations or order of any public authority having jurisdiction over the Project.

 (xiii) Five-hundredths of one percent (0.05%) of the Cost of the Work (exclusive of this cost item) to cover the cost of all expendable tools purchased in connection with the performance of the Work; provided, however, that the cost of such tools shall not exceed One Hundred Fifty and 00/100 Dollars ($150.00) per tool. At completion of the Work, those tools shall remain the property of the contractor.

  (xiv) Cost of losses to the Work for perils generally covered by so-called All Risk Builder's Risk insurance (not to exceed the amount of reasonable uninsured "deductible" losses), which are not compensated by insurance or otherwise.

   (xv) All other costs and expenses or other outlays incurred or sustained by Lessor's contractor as a direct result of the Work (including reasonable attorney fees incurred by such contractor without such contractor's fault) and which are established by vendor invoices or other documents, all provided same are approved by Tenant, which approval shall not unreasonably be withheld or delayed.

  (xvi) Costs of warranty work (except that work originally done by Lessor's or Lessor's general contractor's own forces) properly requested by Lessor or Lessee herein. This item shall apply only to work which Lessor or Lessor's general contractor may be compelled to perform because of breach by subcontractors.

 (xvii) Design and engineering costs incurred by Lessor or Lessor's general contractor in connection with the design aspects of the Work, such costs to be in accordance with the Schedule I-1 attached hereto.

(xviii) Sewer and water residential equivalency charges and sewer availability charges.

Notwithstanding the above, Cost of the Work shall not include the following:

     1. The premium portion of overtime wages and benefits except to the extent same (a) has been approved in advance by Lessee or (b) the applicable overtime is routinely appropriate for completion of the applicable portion of the work such as cement finishing.

     2. Costs for correction of the work (other than minor jobsite corrections) arising out of the negligence or other fault of Lessor or Lessor's general contractor except as provided in subparagraph (xvi) above.

     3. Costs of Lessor's or Lessor's general contractor's home office overhead and accounting except as expressly included above.

REIMBURSABLE EXPENSES

A.   All following costs will be billed separately at 1.00 times direct cost:

     -    Expense of transportation in connection with the project
     -    Long distance communications, postage and handling of documents
     - Expense of reproductions for Lessor and Lessee approvals, city submittals, bidding, construction, and subcontractor's use, including revisions thereof
     -    Expense of renderings, models, and mockups requested by Lessee
     -    Expense of special consultants requested by Lessor or Lessee

B. Expenses for plotting will be billed separately at $19.70 per vellum (30"x42") and $25.40 per mylar (30"x42").

                                   EXHIBIT I-2

                              THE BIDDING PROCESS

1.   Bidder's List.

     - A potential bidder's list of approved pre-qualified bidders will be developed by Lessor for each subcontract category. Such list will be reviewed with Lessee and amended to reflect mutually agreed-upon changes.

     - The bidder's list for each subcontract category can be added to or deleted from any time up until award of subcontract.

     - Bidder's lists will be determined based on the bidder's qualifications, past experience on similar type projects, availability to do the work, financial strength, and previous history with doing business with Lessor.

2.   Review of Bids.

     - All bids received for a specific work task will be opened for review after the defined closure time and date as specified in the Bid Specification Documents.

     - The bids will be opened and reviewed by Lessor for, but not limited to: completeness, compliance with bid request, dollars versus budget comparison, and ability of subcontractor to complete commitment. Lessee may participate in the bid review process if it so elects.

3.   Selection of Subcontractor.

     - After review of bids, Lessor shall prepare recommendations for award and present same to Lessee for approval.

     - Lessee will reserve the right to reject any or all of Lessor's recommendations to award and, if justified by good faith reasons, to select any bid regardless of cost, but shall pay any cost detriment to Lessor in connection with such action. Lessor shall not be required to accept bids which are unacceptable to it or to do business with any subcontractor to whom Lessor has reasonable objection. Lessee's approval shall not be unreasonably withheld or delayed.
          Lessee shall be responsible for all costs of delays (including lost rent) necessitated by rebidding or delays in bid opening required by Lessee.

4.   Work by Lessor's Own Forces.

     - All grading/earthwork, cast-in-place concrete, masonry, carpentry, general conditions and drywall work shall be performed at Lessor's option by Lessor's own forces without requirement of competitive bidding.

                                    EXHIBIT J

                             ITEMS AND SYSTEMS TO BE
                            CONSTRUCTED AND INSTALLED
                                    BY LESSEE


1. Compressed air system: air compressors, compressed air driers, and various controls

2.   Overhead lift systems: cranes, rails and bridges, and controls

3.   Vacuum systems: vacuum pumps, vacuum piping, controls, etc.

4.   Production exhaust: exhaust fans, exhaust ductwork and controls

5.   Mist collectors: mist separators, ductwork and controls

6.   Racking: the warehouse racking, and miscellaneous racking apparatus

7.   All furniture

8.   Signage

9.   Computers and computer networks

10.  Computer room

11.  Video teleconference equipment

12.  Audio/visual equipment

13.  Phones, phone switch, phone mail

14.  Paging and music systems


                                                       Initials:
                                                       ---------

                                                       Lessor /s/ J.H.
                                                              -------------

                                                       Lessee /s/ R.M.
                                                              -------------

                                    EXHIBIT K


1. Any improvements which would cause the Premises upon termination of this Lease to not have full and reasonable mechanical, plumbing, air conditioning, electrical and lighting systems in good working order.

2. Main electric switch gear or secondary gear required for operation of HVAC equipment and lighting systems or electrical power panels or primary or other HVAC units or equipment reasonably necessary to provide heating to 65 DEG. in accordance with good engineering practice, together with associated piping and duct work.

3. Dock hardware and necessary ancillary tools, dual dock, dock levelers, dock locks, dock seals.

4. All office improvements for the office portion of the Premises which Lessor allows to remain. Lessor shall allow, at a minimum, Lessee to leave the initial office space as contemplated by the plan attached hereto as Exhibit K-1.

5.   All air conditioning systems.

6. Heating equipment (boilers, hot water pumps, baseboard heating, space heaters at loading areas).

7. Electrical distribution (480 volt switchgear, 480/120 transformers, panelboards and motor control centers).

8.   Building management system (computer controlled temperature controls).

9.   Security system (card access system, door locks and controlling computer).

10.  Fire alarm system (electronic monitoring and alarming of all fire systems).

11. Interior systems (restrooms, coat rooms, lunchroom, carpet, walls, doors, etc.).


                                                       Initials:
                                                       ---------

                                                       Lessor /s/ J.H.
                                                              -------------

                                                       Lessee /s/ R.M.
                                                              -------------

                                   EXHIBIT K-1

                             TRENTON COMMERCE CENTER
                              HUTCHINSON TECHNOLOGY

                                   [FLOOR PLAN]